Exhibit 99.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 19, 2003

UPC POLSKA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22877	06-1487156
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4643 Ulster Street, Suite 1300, Denver, Colorado 80237

(303)770-4001

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Item 5.  Other Events

                On June 20, 2003, UPC Polska, Inc. (the “Company”) issued a press release announcing that, in connection with the proposed restructuring of its indebtedness, it has entered into a Restructuring Agreement, dated as of June 19, 2003, (the “Restructuring Agreement”) with UPC Telecom B.V., Belmarken Holding B.V., and certain holders (the “Participating Noteholders”) of the Company’s 14 ½% Senior Discount Notes due 2008, 14 ½% Senior Discount Notes due 2009 and Series C Senior Discount Notes due 2008.  The Restructuring Agreement contemplates that the Company will file a petition for relief under Chapter 11 of the Bankruptcy Code in order to effect a pre-negotiated Plan of Reorganization that implements the consensual restructuring.  The Restructuring Agreement is filed as Exhibit 10.1 and the press release as Exhibit 99.1 to this Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

	Exhibit Number	Description

	10.1	Restructuring Agreement, dated as of June 19, 2003, among the Company, UPC Telecom B.V., Belmarken Holding B.V., and the Participating Noteholders.

	99.1	Press Release, dated June 20, 2003.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2003

UPC POLSKA, INC.

	By:	/s/ Simon Boyd
Name: Simon Boyd
Title: Chief Executive Officer

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Exhibit 10.1

RESTRUCTURING AGREEMENT

by and among

UPC POLSKA, INC.,

UPC TELECOM B.V.,

BELMARKEN HOLDING B.V.

and

THE NOTEHOLDERS SET FORTH ON ANNEX A HERETO

DATED AS OF June 19, 2003

RESTRUCTURING AGREEMENT

THIS RESTRUCTURING AGREEMENT (this “Agreement”), dated as of June 19, 2003, by and among UPC POLSKA, INC. (f/k/a @Entertainment, Inc.), a corporation organized under the laws of the State of Delaware (“UPC Polska”), UPC TELECOM B.V., a private company with limited liability (besloten vennootschap) organized under the laws of The Netherlands (“UPC Telecom”), BELMARKEN HOLDING B.V., a private company with limited liability (besloten vennootschap) organized under the laws of The Netherlands (“Belmarken” and, together with UPC Telecom, the “UPC Entities”) and each of the holders of UPC Polska Notes (as defined below) set forth on Annex A attached hereto (each such holder a “Participating Noteholder” and,  collectively, the “Participating Noteholders”).

W I T N E S S E T H

WHEREAS, UPC Polska has issued 14½% Senior Discount Notes due 2008 (the “2008 Notes”), with an aggregate principal amount at maturity of $252,000,000, pursuant to an Indenture, dated July 14, 1998, between UPC Polska and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee (the “2008 Indenture”); and

WHEREAS, UPC Polska has issued 14½% Senior Discount Notes due 2009 (the “2009 Notes”), with an aggregate principal amount at maturity of $256,800,000, pursuant to an Indenture, dated January 27, 1999, between UPC Polska and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee (the “2009 Indenture”); and

WHEREAS, UPC Polska has issued Series C Senior Discount Notes due 2008 (the “Series C Notes” and, collectively with the 2008 Notes and the 2009 Notes, the “UPC Polska Notes”) with an aggregate principal amount at maturity of $36,001,321, pursuant to an Indenture, dated January 20, 1999, between UPC Polska and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee (the “Series C Indenture” and, collectively with the 2008 Indenture and the 2009 Indenture, the “Indentures”); and

WHEREAS, as a result of the August 6, 1999 acquisition by UPC (as defined below) of UPC Polska, which constituted a Change of Control under the Indentures (as that term is defined under the Indentures), UPC Polska purchased $49,139,000 aggregate principal amount at stated maturity of the UPC Polska Notes for an aggregate price of $26,455,014; and

WHEREAS, UPC Telecom is the holder of (w) all of the issued and outstanding capital stock of UPC Polska, (x) UPC Polska Notes with an aggregate principal amount at maturity of $83,435,000 (the “Telecom Owned UPC Polska Notes”), (y) $243,926,000 in aggregate principal amount (including capitalized interest through May 31, 2003) of promissory notes evidencing other indebtedness of UPC Polska to UPC Telecom which notes rank pari passu with the UPC Polska Notes (together with accrued and unpaid interest thereon in the amount of $11,254,000, as of May 31, 2003, the “Telecom Pari Passu Notes”) and (z) $150,000,000 in aggregate principal amount of promissory notes evidencing other indebtedness of UPC Polska ranking junior to the UPC Polska Notes and the Belmarken Notes (as defined herein) (together with approximately $56,427,000 of accrued and unpaid interest thereon, as of May 31, 2003, the “Telecom Junior Notes” and, collectively with the Telecom Owned UPC Polska Notes and the Telecom Pari Passu Notes, the “UPC Telecom Notes”), in each case as further set forth on Annex B, attached hereto; and

WHEREAS, Belmarken is the holder of $14,942,000 in aggregate principal amount (including capitalized interest through May 31, 2003) of promissory notes evidencing other indebtedness of UPC Polska to Belmarken (together with accrued and unpaid interest thereon in the amount of $689,000, as of May 31, 2003, the “Belmarken Notes” and, together with the Telecom Pari Passu Notes and the Telecom Junior Notes, the “Other UPC Polska Notes”); and

WHEREAS, the Participating Noteholders are the beneficial owners of that aggregate principal amount of each outstanding series of UPC Polska Notes as set forth on Annex A attached hereto; and

WHEREAS, the parties to this Agreement have determined that it is in the best interests of UPC Polska, UPC Polska’s Affiliates and UPC Polska’s stakeholders to effect a restructuring of the indebtedness of UPC Polska and to provide the financial arrangements to UPC Polska contemplated hereby (the “Restructuring”), in order to (i) maximize the value of UPC Polska as a going concern for the benefit of UPC Polska and its stakeholders, all on the terms and subject to the conditions set forth in this Agreement, (ii) reduce the debt obligations of UPC Polska and (iii) provide for the working capital needs and stability of the business of UPC Polska; and

WHEREAS, certain of the Participating Noteholders have formed an informal committee (the “Committee”) of the holders of the UPC Polska Notes and have engaged in good faith negotiations with UPC Polska and the UPC Entities with the objective of reaching an agreement regarding the terms of the Restructuring; and

WHEREAS, in furtherance of the implementation of the Restructuring, UPC Polska shall, subject to the terms and conditions of this Agreement, (a) file (i) a voluntary case (the “Chapter 11 Case”) under Chapter 11 of title 11 of the United States Code, 11 U.S.C.  §§ 101-1330, as amended (the “US Bankruptcy Code”) in the United States Bankruptcy Court (the “US Bankruptcy Court”) for the Southern District of New York on or as soon as reasonably practicable after the date of this Agreement, (ii) a plan of reorganization (the “Plan”) consistent in all material respects with this Agreement and approved by a Majority-in-Interest of the Participating Noteholders in accordance with Section 3.1 of this Agreement  (as in effect on the date hereof with such amendments and changes as are agreed to in accordance with the terms hereof), on or as soon as reasonably practicable after the date of the filing of the Chapter 11 Case and (iii) an accompanying disclosure statement (the “Disclosure Statement”) consistent with the terms set forth in this Agreement and the requirements of the US Bankruptcy Code and (b) use its reasonable best efforts to have such Disclosure Statement approved and such Plan confirmed by the US Bankruptcy Court as expeditiously as practicable under the US Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (the “US Bankruptcy Rules”); and

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WHEREAS, in connection with the Restructuring, the parties hereto have agreed that the UPC Polska Notes (other than the Telecom Owned UPC Polska Notes) are intended to be exchanged for a combination of cash and New UPC Polska Notes (as defined below)  on the terms set forth in this Agreement; and

WHEREAS, to facilitate the implementation of the Restructuring, including, without limitation, the Plan, each Participating Noteholder is prepared, subject to the terms and conditions of this Agreement, to vote its Restricted Claims in favor of the Plan, as it may be modified in accordance with the terms of this Agreement; and

WHEREAS, in furtherance of the transactions contemplated hereby, each of the parties hereto has agreed to take certain other actions, all as more fully set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CROSS-REFERENCES; INTERPRETATION

Section 1.1             Definitions.  For purposes of this Agreement, each of the following terms shall have the respective meaning ascribed thereto.

“Affiliate” means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.

“Affiliate Indebtedness” means the debt owed by UPC Polska to UPC or any of its Affiliates (other than UPC Polska or any of its controlled Affiliates) as set forth on Schedule 1.1 hereto.

“beneficial ownership” shall have the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the date hereof), whether or not applicable.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banks located in New York, New York, London, England, or Warsaw, Poland, shall be authorized or required by law to close.

“Confirmation Date” shall mean the date on which the Plan is confirmed by the US Bankruptcy Court.

“control” shall mean with respect to any Person (i) the power, directly or indirectly by contract, proxy or otherwise, to vote or cause to be voted more than 50% of the voting power of the Voting Securities of such Person or (ii) the power (as general partner, manager, or otherwise) to control the management and affairs of such Person.  The words “controlling” and “under common control with” shall have correlative meanings.

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“Effective Date” shall mean the Business Day that is no more than eleven (11) Business Days following the date on which all conditions precedent to the consummation of the Plan have either been satisfied or, to the extent permitted in the Plan, duly waived and on which such day the Plan becomes effective and final.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expense Reimbursement Agreement” shall mean that certain Agreement dated as of December 11, 2002, among GoldenTree Asset Management LLC, SISU Capital Limited, Strong Capital Management, Cahill Gordon & Reindel LLP and UPC Polska, Inc. and Poland Communications, Inc.

“Filing Date” shall mean the date on which the Chapter 11 Case is commenced under US Bankruptcy Law.

“GAAP” shall mean, as of any date of determination, United States generally accepted accounting principles as in effect on such date of determination.

“General Unsecured Creditors” means all general unsecured creditors of UPC Polska, other than holders of the UPC Polska Notes, the UPC Telecom Notes, the Belmarken Notes or the Affiliate Indebtedness, in their capacities as such.

“Governmental Entity” shall mean any national, state, provincial, municipal, local or foreign government, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority, commission or any national securities exchange, market or automated quotation system.

“Judgment” shall mean any order, writ, injunction, award, judgment, ruling or decree of any Governmental Entity.

“Law” shall mean any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

“Lien” shall mean any pledge, claim, equity, option, lien, charge, mortgage, easement, right-of-way, call right, right of first refusal, “tag”- or “drag”- along right, encumbrance, security interest or other similar restriction of any kind or nature whatsoever, but excluding any of the foregoing created or imposed by or pursuant to this Agreement.

“Majority-in-Interest of the Participating Noteholders” shall mean, with respect to any date of determination, Participating Noteholders holding a majority of the claims arising under the UPC Polska Notes held by all of the Participating Noteholders on such date of determination.

“New UPC” shall mean UGC Europe, Inc.

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“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a government or any department or agency thereof.

“Planned Filing Date” shall mean July 7, 2003, or any other date that UPC Polska designates as the date on which UPC Polska proposes to commence the Chapter 11 Case.

“Reece Note” shall mean that certain Promissory Note due August 28, 2003, in the original principal amount of $10,000,000 and an outstanding principal amount of $6,000,000 payable by UPC Polska, Inc. to Reece Communications, Inc. and guaranteed by UPC, as amended by that certain Rescission and Amendment Agreement effective March 22, 2002.

“Restricted Claims” shall mean, with respect to any Person, any UPC Polska Notes, Other UPC Polska Notes, Affiliate Indebtedness, UPC Polska Voting Securities or other claims against, or interests in, UPC Polska that such Person or its controlled Affiliates now owns or controls, together with any UPC Polska Notes, Other UPC Polska Notes, Affiliate Indebtedness, UPC Polska Voting Securities or other claims against, or interests in, UPC Polska which such Person or its controlled Affiliates may come to own or control between the date hereof and the termination of this Agreement.

“Restriction” with respect to any capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, shall mean any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other contract (but excluding this Agreement), any Law, license, permit or Judgment that, conditionally or unconditionally:  (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any Person acquiring; (x) any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security; (y) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security; or (z) any interest in such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, proceeds or distributions.

“SEC” shall mean the United States Securities and Exchange Commission, or any successor agency.

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“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” with respect to any Person shall mean (i) a corporation, a majority in voting power of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, without regard to whether the voting of such stock is subject to a voting agreement or similar Restriction, (ii) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (x) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (y) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company or (iii) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) the power to elect or direct the election of a majority of the members of the governing body of such Person (whether or not such power is subject to a voting agreement or similar Restriction) or (y) in the absence of such a governing body, a majority ownership interest.

“UGC” shall mean UnitedGlobalCom, Inc., a Delaware corporation.

“UPC” shall mean United Pan-Europe Communications N.V., a corporation incorporated under the laws of The Netherlands.

“UPC Polska Voting Securities” shall mean all equity securities of UPC Polska entitled to vote at a meeting of shareholders or by consent obtained without a meeting of the sole stockholder of UPC Polska.

“Voting Securities” shall mean, with respect to any Person, any equity interest of such Person having general voting power under ordinary circumstances to participate in the election of members of the governing body of such Person (irrespective of whether at the time any other class of equity interest of such Person shall have or might have voting power by reason of the happening of any contingency).

Section 1.2             Cross-references.  For purposes of this Agreement, each of the following terms shall have the meaning ascribed thereto in the respective Section of this Agreement indicated on the table below.

2008 Indenture	Recitals
2009 Indenture	Recitals
2008 Notes	Recitals
2009 Notes	Recitals
Agreement	Preamble
Belmarken	Preamble
Belmarken Notes	Recitals
Cash Consideration	2.2
Chapter 11 Case	Recitals
Committee	Recitals
Critical Creditors	2.5
Disclosure Statement	Recitals
Indentures	Recitals
New UPC Polska Notes	2.2
New UPC Polska Stock	2.3
Other Cash Consideration	2.3

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Other UPC Polska Notes	Recitals
Participating Noteholder(s)	Preamble
Plan	Recitals
Required UPC Polska Consents	5.4
Restructuring	Recitals
Series C Indenture	Recitals
Series C Notes	Recitals
Telecom Junior Notes	Recitals
Telecom Owned UPC Polska Notes	Recitals
Telecom Pari Passu Notes	Recitals
Third Party Noteholder Consideration	2.2
UPC Entities	Preamble
UPC Entities Consideration	2.3
UPC Polska	Preamble
UPC Polska Equity	2.8
UPC Polska Notes	Recitals
UPC Polska SEC Documents	5.5
UPC Polska Stock	5.2
UPC Telecom	Preamble
UPC Telecom Notes	Recitals
US Bankruptcy Code	Recitals
US Bankruptcy Court	Recitals
US Bankruptcy Rules	Recitals

Section 1.3             Interpretation.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  Capitalized terms used in this Agreement shall have meanings equally applicable to both the singular and plural forms and masculine, feminine and neuter genders.  Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

ARTICLE II

RESTRUCTURING

Section 2.1             The Restructuring.

(a)           General Structure.  The Restructuring is intended to be implemented in compliance with the applicable laws of the United States of America.  In order to achieve this objective, the Restructuring will consist of several different elements, each of which is an integral aspect of the Restructuring and, as such, are non-severable, and which will provide the holders of claims against, and interests in, UPC Polska with certain treatment in connection with the satisfaction of their claims and interests.

(b)           Alternate Structures.  All parties agree that in the event that UPC Polska and UPC Telecom determine, with the written consent of a Majority-in-Interest of the Participating Noteholders that it is necessary to effect material changes to the transaction structure described in this Agreement in order to more effectively achieve the economic and other objectives contemplated by this Agreement or to comply with the requests of any tax or regulatory authority, each party hereto will consent to and take such actions as may be reasonably necessary to facilitate such changes.

Section 2.2             Treatment of UPC Polska Notes (Other than the Telecom Owned UPC Polska Notes).

(a)           Treatment of UPC Polska Notes (Other than the Telecom Owned UPC Polska Notes).  The Plan shall provide that, on or as soon as practicable after the Effective Date,

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and on the terms and conditions set forth herein and in the Plan, UPC Polska shall exchange (i) an aggregate amount of cash equal to $80,000,000.00 (the “Cash Consideration”) and (ii) new notes to be issued by UPC Polska in the aggregate principal amount of $60,000,000.00, which will be subject to the Indenture in substantially the form attached hereto as Annex C and otherwise reasonably satisfactory to the Participating Noteholders (the “New UPC Polska Notes” and, collectively with the Cash Consideration, the “Third Party Noteholder Consideration”) for the outstanding UPC Polska Notes (other than the Telecom Owned UPC Polska Notes).  The holders of the UPC Polska Notes (other than the Telecom Owned UPC Polska Notes) shall each receive a pro rata amount of the Third Party Noteholder Consideration based on the amount of their claims in respect of the UPC Polska Notes (other than the Telecom Owned UPC Polska Notes) on the Filing Date.

(b)           Equal Payment Consideration.  Except as provided in Section 8.9, all holders of the UPC Polska Notes (other than the Telecom Owned UPC Polska Notes) shall receive the Third Party Noteholder Consideration regardless of whether they are a Participating Noteholder.

(c)           UPC Polska Notes Impaired.  The holders of each series of UPC Polska Notes shall be deemed to be impaired for purposes of the US Bankruptcy Code and the US Bankruptcy Rules and shall be entitled to vote upon the Plan.

(d)           Full Satisfaction and Discharge.  The receipt of the Third Party Noteholder Consideration in accordance with the terms of this Agreement and the Plan by the holders of UPC Polska Notes (other than the Telecom Owned UPC Polska Notes) shall constitute a full satisfaction, settlement, release and discharge of all the claims of each holder of UPC Polska Notes pursuant to the UPC Polska Notes (other than the Telecom Owned UPC Polska Notes) and the related Indentures.

Section 2.3             Treatment of Telecom Owned UPC Polska Notes, Telecom Pari Passu Notes, Belmarken Notes and Affiliate Indebtedness.

(a)           Treatment of Telecom Owned UPC Polska Notes, Telecom Pari Passu Notes, Belmarken Notes and Affiliate Indebtedness.  The Plan shall provide that, on or as soon as practicable after the Effective Date, and on the terms and conditions set forth herein and in the Plan, the holders of the Telecom Owned UPC Polska Notes, the Telecom Pari Passu Notes, the Belmarken Notes and the Affiliate Indebtedness shall receive (i) an aggregate amount of cash equal to $15,000,000.00 (the “Other Cash Consideration”) and (ii) 100% of the newly issued common stock of UPC Polska (the “New UPC Polska Stock” and, collectively with the Other Cash Consideration, the “UPC Entities Consideration”) for the Telecom Owned UPC Polska Notes, the Telecom Pari Passu Notes, the Belmarken Notes and the Affiliate Indebtedness.  The holders of the Telecom Owned UPC Polska Notes, Telecom Pari Passu Notes, Belmarken Notes and Affiliate Indebtedness, shall each receive a pro rata amount of the UPC Entities Consideration based on the amount of their claims in respect of the Telecom Owned UPC Polska Notes, Telecom Pari Passu Notes, Belmarken Notes and Affiliate Indebtedness on the Filing Date.

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(b)           Telecom Owned UPC Polska Notes, Telecom Pari Passu Notes and Belmarken Notes Impaired.  The holders of the Telecom Owned UPC Polska Notes, the Telecom Pari Passu Notes, the Belmarken Notes and the Affiliate Indebtedness shall be deemed to be impaired for purposes of the US Bankruptcy Code and the US Bankruptcy Rules and shall be entitled to vote upon the Plan.

(c)           Full Satisfaction and Discharge.  The receipt of the UPC Entities Consideration by the UPC Entities in accordance with the terms of this Agreement and the Plan shall constitute a full satisfaction, settlement, release and discharge of the claims and interests of each holder of Telecom Owned UPC Polska Notes, Telecom Pari Passu Notes, Belmarken Notes and Affiliate Indebtedness pursuant to the Telecom Owned UPC Polska Notes, Telecom Pari Passu Notes, Belmarken Notes, in the case of the Telecom Owned UPC Polska Notes, the related Indentures, and in the case of the Affiliate Indebtedness, the related documents.

Section 2.4             Treatment of Telecom Junior Notes.

(a)           Treatment of Telecom Junior Notes.  The Plan shall provide that the holders of the Telecom Junior Notes shall receive no consideration in exchange for the Telecom Junior Notes, which shall be cancelled on the Effective Date by operation of the Plan and shall thereafter be of no further force and effect.

(b)           Telecom Junior Notes Impaired.   The holders of the Telecom Junior Notes  shall be deemed to be impaired for purposes of the US Bankruptcy Code and the US Bankruptcy Rules and shall be deemed to reject the Plan and shall not be entitled to vote upon the Plan.

(c)           Full Satisfaction and Discharge.  The occurrence of the Effective Date and the consummation of the Plan in accordance with the terms of this Agreement shall result in a full satisfaction, settlement, release and discharge of the claims of each holder of Telecom Junior Notes pursuant to the Telecom Junior Notes.

Section 2.5             Treatment of Critical Creditors.  The parties hereto agree that certain creditors of UPC Polska identified on Schedule 2.5 hereto by UPC Polska (the “Critical Creditors”) are critical to the operation of the business of UPC Polska as a going concern.  As such, the parties hereto agree that UPC Polska will use commercially reasonable efforts to pay such Critical Creditors in full before the Filing Date and, to the extent that any are not paid in full as of the Filing Date, the parties hereto agree to support a motion in the US Bankruptcy Court to permit the payment in full of such Critical Creditors on or as soon as is possible after the Filing Date, subject to the approval of the US Bankruptcy Court.  Furthermore, the Plan will provide that the obligations of UPC Polska to the Critical Creditors, to the extent remaining unpaid on the Effective Date, will be left unimpaired, assumed and reinstated under the Plan and, subject to the approval of the US Bankruptcy Court, paid in full in cash on or as soon as practicable after the Effective Date.  UPC Polska shall, subject to the approval of the US Bankruptcy Court, pay the claims of such Critical Creditors in full in cash on or as soon as practicable after the Filing Date.

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Section 2.6             Treatment of General Unsecured Creditors.

(a)           Treatment of General Unsecured Creditors.  The Plan shall provide that, on or as soon as practicable after the Effective Date, and on the terms and conditions set forth herein and in the Plan, UPC Polska shall exchange the amount and type of consideration per $1,000.00 of claim amount of each undisputed General Unsecured Creditor of UPC Polska as set forth on Schedule 2.6 (including the holder of the Reece Note) which is equal to the amount and type of consideration per $1,000.00 of claim amount payable to the holders of UPC Polska Notes (other than the Telecom Owned UPC Polska Notes) pursuant to Section 2.2 of this Agreement.

(b)           General Unsecured Creditors’ Claims Impaired.  The claims of all General Unsecured Creditors shall be deemed to be impaired for purposes of the US Bankruptcy Code and the US Bankruptcy Rules and shall be entitled to vote upon the Plan.

(c)           Full Satisfaction and Discharge.  The receipt of the consideration contemplated by and in accordance with the terms of this Agreement and the Plan shall constitute a full satisfaction, settlement, release and discharge of the claims of each General Unsecured Creditor.

Section 2.7             Administrative and Other Priority Claims.  The Plan will provide that on or as soon as practicable after the Effective Date, each holder of allowed administrative or other priority claims under the US Bankruptcy Code shall receive cash equal to the full amount of its allowed claim or will otherwise be left unimpaired and reinstated or shall be accorded such other treatment as UPC Polska and such holder agree to in writing.

Section 2.8             Treatment of UPC Polska Equity.

(a)           Treatment of UPC Polska Equity.  The Plan shall provide that the holders of all outstanding shares of UPC Polska Stock (as defined below) and the holders of all rights, options and warrants to acquire shares of UPC Polska Stock (collectively with the shares of UPC Polska Stock, the “UPC Polska Equity”) shall receive no consideration in exchange for such shares of UPC Polska Stock or such rights, options or warrants, as the case may be, and such shares of UPC Polska Stock and such rights, options or warrants, as the case may be, shall be cancelled on the Effective Date by operation of the Plan and shall thereafter be of no further force and effect.

(b)           UPC Polska Equity Impaired.  The holders of the UPC Polska Equity shall be deemed to be impaired for purposes of the US Bankruptcy Code and the US Bankruptcy Rules and shall be deemed to reject the Plan and shall not be entitled to vote upon the Plan.

(c)           Full Satisfaction and Discharge.  The occurrence of the Effective Date and the consummation of the Plan in accordance with the terms of this Agreement shall result in a full satisfaction, settlement, release and discharge of the claims of each holder of UPC Polska Equity.

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ARTICLE III

DISCLOSURE STATEMENT; PLAN

Section 3.1             Disclosure Statement and Plan.  As promptly as practicable, but not less than fifteen (15) calendar days prior to the Planned Filing Date, UPC Polska shall prepare and circulate the Plan to UPC Telecom and the Participating Noteholders.  The Plan shall contain customary conditions precedent to the consummation of the Plan including, without limitation, the requirements that (i) the New UPC Polska Notes be listed on The PORTAL Market and (ii) the New UPC Polska Notes shall have been rated by either Standard and Poor’s Ratings Group or Moody’s Investors Service, Inc.  Provided that (a) a Majority-in-Interest of the Participating Noteholders does not give written notice within fifteen (15)-days of receipt of the Plan that the contents of the Plan are inconsistent in any material respect with this Agreement, stating such inconsistencies with specificity, or (b) if such notice has been provided, any such inconsistency has been remedied to the satisfaction of a Majority-in-Interest of the Participating Noteholders, UPC Polska shall, subject to the approval of UPC Telecom, file the Plan with the US Bankruptcy Court as promptly as practicable thereafter, but in any event within no more than three (3) Business Days following the last to occur of the Filing Date, the expiration of the fifteen (15)-day period provided for in the immediately preceding subsection (a) or the satisfaction of the requirements in the immediately preceding subsection (b).  If the Participating Noteholders object to the contents of the Plan and UPC Polska continues to work in good faith to resolve such objections, the right of the Participating Noteholders to terminate this Agreement pursuant to Section 9.1(a)(ii) and 9.1(a)(iii) hereof, shall not be available until thirty (30) calendar days following the date on which UPC Polska receives the Participating Noteholders’ objections.  Within not more than fifteen (15) calendar days after the Filing Date, UPC Polska shall prepare and circulate the Disclosure Statement to UPC Telecom and the Participating Noteholders.  Provided that (x) a Majority-in-Interest of the Participating Noteholders does not give notice within fifteen (15) days of receipt of the Disclosure Statement that the contents of the Disclosure Statement are inconsistent in any material respect with this Agreement, stating such inconsistencies with specificity, or (y) if such notice has been provided, any such inconsistency has been remedied to the satisfaction of a Majority-in-Interest of the Participating Noteholders, UPC Polska shall, subject to the approval of UPC Telecom, file the Disclosure Statement with the US Bankruptcy Court as promptly as practicable thereafter, but in any event within no more than three (3) Business Days following the last to occur of fifteen (15) calendar days after the Filing Date, the expiration of the fifteen (15)-day period provided for in the immediately preceding subsection (x) or the satisfaction of the requirements in the immediately preceding subsection (y). If the Participating Noteholders object to the contents of the Disclosure Statement and UPC Polska continues to work in good faith to resolve such objections, the right of the Participating Noteholders to terminate this Agreement pursuant to Section 9.1(a)(iii) hereof, shall not be available until thirty (30) calendar days following the date on which UPC Polska receives the Participating Noteholders’ objections.  The UPC Entities, the Participating Noteholders and UPC Polska shall cooperate with each other in good faith (including with respect to the resolution of any dispute with respect to the Chapter 11 Case, the Plan or the Disclosure Statement) and provide each other with all additional information necessary for inclusion in the Disclosure Statement and the Plan.  The terms of the Restructuring set forth in Article II hereof will be described in the Disclosure Statement and the Plan.  Each of UPC

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Polska, the UPC Entities and the Participating Noteholders shall use its respective commercially reasonable efforts to (i) have the Disclosure Statement and the Plan approved by the US Bankruptcy Court as promptly as practicable after such filing and (ii) cause the Disclosure Statement, together with any amendment or supplement thereto, to be mailed to the holders of the Belmarken Notes, the UPC Polska Notes, the UPC Telecom Notes, the Affiliate Indebtedness and the UPC Polska Equity, as well as to the General Unsecured Creditors, the Critical Creditors and to all other holders of claims against, and interests in, UPC Polska who are entitled to receive such Disclosure Statement and the Plan, as promptly as practicable after the Disclosure Statement is approved by the US Bankruptcy Court.  If a Majority-in-Interest of the Participating Noteholders has not given notice as provided in this paragraph 3.1, or if the inconsistencies set forth in such notice have been remedied as provided in this paragraph 3.1, the Participating Noteholders, in their individual capacities and as member of the Committee, agree not to object to the approval of the Plan and the Disclosure Statement and to vote in favor of the Plan.

Section 3.2             Amendments.  To the extent practicable, UPC Polska shall provide each of the UPC Entities and the Participating Noteholders with a reasonable opportunity, but in no event less than two (2) Business Days, in the case of any amendment or supplement to the Plan or the Disclosure Statement filed with the US Bankruptcy Court, prior to filing such amendment or supplement with the US Bankruptcy Court and shall provide each with a copy of all such filings made with the US Bankruptcy Court.  Provided that (a) a Majority-in-Interest of the Participating Noteholders does not give notice within two (2)-days of receipt of the amendment or supplement that the contents of any such amendment or supplement to the Plan or the Disclosure Statement are inconsistent in any material respect with this Agreement, stating such inconsistencies with specificity, or (b) if such notice has been provided, any such inconsistency has been remedied to the satisfaction of a Majority-in-Interest of the Participating Noteholders, UPC Polska shall, subject to the approval of UPC Telecom, file such amendment or supplement with the US Bankruptcy Court as promptly as practicable thereafter, but in any event within no more than three (3) Business Days following either the expiration of the two (2)-day period provided for in subsection (a) or the satisfaction of the requirements in subsection (b).  If the Participating Noteholders object to the contents of any amendment or supplement to the Plan or the Disclosure Statement and UPC Polska continues to work in good faith to resolve such objections, the right of the Participating Noteholders to terminate this Agreement pursuant to Section 9.1(b)(i) hereof, shall not be available until thirty (30) calendar days following the date on which UPC Polska receives the Participating Noteholders’ objections.

Section 3.3             Response to Comments.  UPC Polska shall use its commercially reasonable efforts to provide the Participating Noteholders and the UPC Entities with a draft of any proposed response to any objections raised by parties in interest before the US Bankruptcy Court with respect to the Disclosure Statement and the Plan.  UPC Polska shall notify each of the UPC Entities and the Participating Noteholders as promptly as practicable of the receipt of any such objections to the Disclosure Statement and the Plan and shall supply each of them with copies of all material correspondence received, if any, with respect to the Disclosure Statement and the Plan.

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ARTICLE IV

VOTING PROVISIONS

Section 4.1             Certain Voting Matters.  Each party hereto, including without limitation, UPC Telecom and Belmarken (each on its own behalf and on behalf of the other) and each of the Participating Noteholders, agrees that, for so long as this Agreement remains in effect, such party shall cause all UPC Polska Notes now beneficially owned or the beneficial ownership of which is hereafter acquired by such party, to be voted at all meetings, or consents obtained without meetings, of holders of UPC Polska Notes against the enforcement of any remedies under the relevant Indentures and shall take all such action as may be necessary to instruct the trustees under the relevant Indentures to act in a manner consistent with this Agreement, including, without limitation, by voting to instruct such trustees to rescind any action taken to accelerate the UPC Polska Notes or to enforce remedies under the relevant Indentures.

Section 4.2             Voting After the Filing Date.

(a)           Agreement to Vote for Plan.  Subject to Section 4.4 hereof, the UPC Entities and each Participating Noteholder irrevocably agree, during the period commencing on the date of this Agreement and continuing until the termination of this Agreement, as provided in Article IX of this Agreement, (i) to vote, when properly solicited to do so, timely all of its Restricted Claims in favor of the Plan, as the Plan may be modified from time to time in accordance with the terms of Section 4.2(b), below, by timely executing ballots in favor of the Plan, (ii) not to attempt to modify, condition, revoke or withdraw such vote in favor of the Plan so long as the Plan is not modified in violation of Section 4.2(b), (iii) not to support or encourage, directly or indirectly, any financial restructuring concerning UPC Polska, other than as set forth in this Agreement or the Plan, and (iv) not to oppose the approval of the Disclosure Statement or the confirmation of the Plan or take any action inconsistent with this Agreement or the Plan; provided, that the terms and conditions set forth in this Agreement are substantially consistent with the terms and conditions set forth in the Plan, as modified by any revisions thereto permitted hereby.  Each party agrees that its agreement hereunder may be disclosed in solicitation materials prepared in connection with the Plan.

(b)           Modifications.  Notwithstanding any provision of this Agreement, UPC Polska, may with the written consent of the UPC Entities and a Majority-in-Interest of the Participating Noteholders, make such changes and modifications to the Plan and/or the Disclosure Statement as UPC Polska, in its reasonable discretion deems necessary and appropriate, and to the extent permissible under the US Bankruptcy Code, in order to have the Disclosure Statement approved by the US Bankruptcy Court and the Plan confirmed by the US Bankruptcy Court; provided that no party hereto shall be required to support a Plan that alters the principal amount or payment terms of the New UPC Polska Notes or the Cash Consideration unless such modification has been approved by each of the Participating Noteholders; provided, further, that no party hereto shall be required to support a Plan that deviates from the terms and conditions of this Agreement in a manner that is materially adverse to such party, unless (i) with respect to Participating Noteholders, such deviations are applicable generally to the UPC Polska Notes, and have been approved by holders of UPC Polska Notes owning, as of the date of such

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modification, a majority of the aggregate principal amount of the outstanding UPC Polska Notes (which such majority shall include a Majority-in-Interest of the Participating Noteholders), in each case excluding for this purpose any Telecom Owned UPC Polska Notes, or (ii) with respect to holders of any other class of claims against, or interests in, UPC Polska, such deviations are applicable generally to the claims or interests of such class and have been approved by holders of claims or interests of such class owning, as of the date of such modification, a majority-in-interest of the aggregate outstanding claims or interests of such class, other than claims or interests of such class owned by the UPC Entities.

Section 4.3             Direction of Trustees.  Each of the Participating Noteholders agrees that it shall use commercially reasonable efforts to cause each of the trustees under the Indentures to take such action as is necessary or desirable and which is consistent with the Trust Indenture Act of 1939, as amended to date, and any other applicable Law to implement the actions and achieve the results contemplated in this Agreement; provided that no Participating Noteholder should be required to expend its own funds in doing so or be required to provide the applicable Trustee with indemnity for its actions pursuant hereto.

Section 4.4             Acknowledgement.  This Agreement is not, and shall not be deemed to be, a solicitation of votes to accept the Plan or an offering of any securities to be issued under the Plan.  Neither UPC Telecom, UPC Polska nor any of their respective controlled Affiliates shall solicit acceptances of the Plan from, or offer such securities to, the Participating Noteholders or any other creditor or holder of any other claim against, or interest in, UPC Polska until the Disclosure Statement has been approved by the US Bankruptcy Court and the holders of the Belmarken Notes, the UPC Polska Notes, the UPC Telecom Notes, the Affiliate Indebtedness, the UPC Polska Equity, the General Unsecured Creditors, the Critical Creditors and the other creditors and holders of any other claims against, or interests in, UPC Polska have been provided with all applicable solicitation materials and related ballots.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF UPC POLSKA

UPC Polska hereby represents and warrants to each of the other parties hereto that the statements contained in this Article V are true and correct.

Section 5.1             Organization.  UPC Polska is a corporation duly organized and validly existing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

Section 5.2             Capitalization.  (a)  The authorized capital stock of UPC Polska now consists, and immediately prior to the Effective Date will consist, solely of 1,000 shares of authorized common stock (the “UPC Polska Stock”), par value $.01 per share, of which 1,000 shares are currently issued and outstanding as of the close of business on the date hereof.  All of the outstanding share capital or other equity interests, as the case may be, of UPC Polska are duly authorized, validly issued, fully paid and non-assessable, are owned by UPC Telecom, and

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are not subject to, nor were they issued in violation of, any preemptive rights, purchase option, call option, right of first refusal, subscription right or any similar right, and were issued in compliance with applicable securities laws and regulations.

(b)           Except as set forth above or on Annex D attached hereto, and except for the transactions contemplated by this Agreement, (i) there is no capital stock or other security (voting or nonvoting) of UPC Polska that is authorized, issued or outstanding, (ii) there are no outstanding or authorized options, warrants, calls, preemptive rights, subscriptions or other rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, agreements, arrangements, commitments or claims of any character, contingent or otherwise, relating to the issued or unissued capital stock of UPC Polska or obligating UPC Polska to issue, transfer or sell or cause to be issued, transferred or sold any capital stock or other equity interests in UPC Polska or securities convertible into or exchangeable for such shares or equity interests, or obligating UPC Polska to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, convertible or exchangeable security, agreement, arrangement, commitment or claim, and (iii) there are no outstanding contractual obligations of UPC Polska to repurchase, redeem or otherwise acquire any capital stock of UPC Polska.

Section 5.3             Authorization; Validity of Agreement; Corporate Action.  UPC Polska has full corporate power and authority to execute, deliver and, in respect of all actions referenced in the remainder of this sentence, subject to obtaining the approval of the US Bankruptcy Court, perform this Agreement and execute, deliver and perform each instrument required hereby to be executed and delivered and performed by UPC Polska pursuant to this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by UPC Polska of this Agreement and each instrument required hereby to be executed and delivered by UPC Polska pursuant to this Agreement and the performance of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by UPC Polska’s board of directors, and no other corporate action on the part of UPC Polska is necessary to authorize the execution, delivery and performance by UPC Polska of this Agreement and the consummation of the transactions contemplated hereby and thereby.  This Agreement has been duly executed and delivered by UPC Polska, and, assuming due and valid authorization, execution and delivery hereof by each other party hereto, is a valid and binding obligation of UPC Polska enforceable against UPC Polska in accordance with its terms, subject to the approval of the US Bankruptcy Court.

Section 5.4             Consents and Approvals; No Violations.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance by UPC Polska with the provisions of this Agreement will not:

(a)           violate or conflict with or result in any material breach of any provision of the Certificate of Incorporation or By-laws or other organizational documents of UPC Polska;

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(b)           require any filing, recordation, declaration or registration with, or permit, order, authorization, consent, waiver or approval of, or action by or in respect of, or the giving of notice to, any Governmental Entity to which UPC Polska is subject, except for (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, the Restructuring and the transactions contemplated hereby and thereby and (ii) the commencement of the Chapter 11 Case and the receipt of the requisite approvals of the US Bankruptcy Court (collectively, the “Required UPC Polska  Consents”); or

(c)           subject to obtaining the Required UPC Polska Consents, materially violate any of the terms, conditions or provisions of any Law or Judgment of any Governmental Entity to which UPC Polska is subject or by which UPC Polska or any of UPC Polska’s assets are bound;

excluding from preceding clauses (b) and (c) such matters that have not resulted in, do not result in, and would not reasonably be likely to result in, individually or in the aggregate, a material adverse effect on the ability of UPC Polska or its Subsidiaries to perform its respective material obligations under this Agreement, and to consummate the Restructuring and the transactions contemplated hereby and thereby.

Section 5.5             SEC Reports and Financial Statements.  Except for such delays as are the subject of Forms 12b-25 timely filed with the SEC, UPC Polska has filed with the SEC all forms, reports, schedules, statements and other documents (including, in each case, exhibits, schedules, amendments or supplements thereto, and any other information incorporated by reference therein) required to be filed by it since January 1, 1999 under the Exchange Act or the Securities Act (as such documents have been amended or supplemented between the time of their respective filing and the date hereof, the “UPC Polska SEC Documents”).  Except to the extent amended or superseded by a subsequent filing with the SEC made prior to the date hereof, as of their respective dates (and if so amended or superseded, then on the date of such filing prior to the date hereof), the UPC Polska SEC Documents (including, without limitation, any financial statements or schedules included therein), (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.  Each of the financial statements contained in the UPC Polska SEC Documents (including, in each case, any related notes and schedules) has been prepared from, and is in accordance with, the books and records of UPC Polska and its consolidated Subsidiaries, complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with GAAP as in effect during such periods (except as may be indicated in the notes thereto) and fairly presents, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of UPC Polska and its consolidated Subsidiaries at the dates and for the periods covered thereby.

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Section 5.6             Brokers.  Except for the fees and expenses of FTI Consulting, Inc. (whose fees and expenses shall be paid by UPC Polska in accordance with UPC Polska’s  agreements with such firms), no agent, broker, Person or firm acting on behalf of UPC Polska is or will be entitled to any advisory or other fee, commission or broker’s or finder’s fee from any party hereto (or any of their respective Affiliates) in connection with this Agreement, the Restructuring or any of the transactions contemplated hereby or thereby.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF
THE UPC ENTITIES

Each UPC Entity hereby represents and warrants to each of the other parties hereto (other than each other UPC Entity) that the statements contained in this Article VI are true and correct.

Section 6.1             Organization.  Such UPC Entity is a private company with limited liability (besloten vennootschap) duly organized and validly existing under the Laws of The Netherlands and has all requisite company power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

Section 6.2             Authorization; Validity of Agreement; Corporate Action.  Such UPC Entity has the full company power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it pursuant to this Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by such UPC Entity of this Agreement and each instrument required hereby to be executed and delivered by such UPC Entity pursuant to this Agreement and the performance of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Management of such UPC Entity and no other company action on the part of such UPC Entity is necessary to authorize the execution, delivery and performance by such UPC Entity of this Agreement and the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by such UPC Entity and, assuming due and valid authorization, execution and delivery hereof by each other party hereto, is a valid and binding obligation of such UPC Entity enforceable against such Person in accordance with its terms, except that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect or to the discretion of any court before which a proceeding is brought.

Section 6.3             Consents and Approvals; No Violations.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance by such UPC Entity with the provisions of this Agreement will not:

(a)           violate or conflict with or result in any breach of any provision of the Articles of Association or other organizational documents of such UPC Entity;

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(b)           require any filing, recordation, declaration or registration with, or permit, order, authorization, consent, waiver or approval of, or action by or in respect of, or the giving of notice to, any Governmental Entity to which such UPC Entity or any of its Subsidiaries is subject, except for the receipt of any requisite US Bankruptcy Court approvals; or

(c)           subject to obtaining the approvals specified in Section 6.3(b), materially violate any of the terms, conditions or provisions of any Law or Judgment of any Governmental Entity to which such UPC Entity or any of its respective Subsidiaries is subject or by which any of the foregoing or any of their respective assets are bound;

excluding from preceding clauses (b) and (c) such matters that have not resulted in, do not result in, and would not reasonably be likely to result in, individually or in the aggregate, a material adverse effect on the ability of such UPC Entity to perform its obligations under this Agreement, and to consummate the Restructuring and the transactions contemplated hereby and thereby.

Section 6.4             Ownership of Securities.

(a)           UPC Telecom.  UPC Telecom is the record and beneficial owner of the UPC Telecom Notes, the UPC Polska Stock and the other claims and interests in UPC Polska set forth on Schedule 6.4(a) hereto, free and clear of all Liens, encumbrances and adverse claims, and UPC Telecom has no claim or interest, contingent or otherwise, against UPC Polska except for the claims or interests set forth on Schedule 6.4(a) hereto.

(b)           Belmarken.  Belmarken is the record and beneficial owner of the Belmarken Notes and the other claims and interests in UPC Polska set forth on Schedule 6.4(b) hereto, free and clear of all Liens, encumbrances and adverse claims, and Belmarken has no claim or interest, contingent or otherwise, against UPC Polska except for the claims or interests set forth on Schedule 6.4(b) hereto.

Section 6.5             Certain Securities Law Matters.  Each of the UPC Entities hereby further represents and warrants for itself that:

(a)           Such Person, by virtue of such Person’s expertise, the advice available to such Person, and its previous investment experience, has extensive knowledge and experience in financial and business matters, investments, securities and private placements and the capability to evaluate the merits and risks of this Agreement, the Restructuring and the transactions contemplated hereby and thereby.

(b)           Such Person is entering into this Agreement, the Restructuring and the transactions contemplated hereby and thereby for such Person’s own account and such Person intends to acquire any New UPC Polska Stock issued in connection with the Restructuring for investment purposes only and not with a view to, or the intention of, distributing any such securities in violation of the Securities Act or any other applicable securities laws of the United States or any political subdivision thereof, and any such securities will not be disposed of in contravention of the Securities Act or any other applicable securities laws of the United States or any political subdivision thereof.

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(c)           Such Person is able to bear the economic risk of the transactions contemplated by this Agreement and the Restructuring (including, without limitation, the complete loss of such investment) for an indefinite period of time.

(d)           Such Person has had an opportunity to ask questions and receive answers concerning the business and affairs of UPC Polska and such other matters concerning its current loans to UPC Polska, the Restructuring and the transactions contemplated hereby and thereby and has had full access to such other information concerning UPC Polska, the Restructuring and the transactions contemplated hereby and thereby as such Person has requested.

(e)           Such Person is a “qualified institutional buyer”, as such term is defined pursuant to Rule 144A(a) promulgated under the Securities Act, or, if not such a “qualified institutional buyer”, such Person is an “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D, promulgated under the Securities Act.

Section 6.6             Brokers.  No agent, broker, Person or firm acting on behalf of any of the UPC Entities is or will be entitled to any advisory or other fee, commission or broker’s or finder’s fee from any party hereto (or any of their respective Affiliates) in connection with this Agreement, the Restructuring or any of the transactions contemplated hereby or thereby other than J.P. Morgan & Co. and Credit Suisse First Boston LLC, whose fees and expenses shall be paid by UPC Polska in accordance with its agreement with the UPC Entities.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF PARTICIPATING NOTEHOLDERS

Each Participating Noteholder, for itself and no other party, hereby represents and warrants to each of the other parties hereto that the statements contained in this Article VII are true and correct.

Section 7.1             Organization.  Such Participating Noteholder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

Section 7.2             Authorization; Validity of Agreement; Noteholder Action.  Such Participating Noteholder has the full institutional power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it pursuant to this Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by such Participating Noteholder of this Agreement and each instrument required hereby to be executed and delivered by such Participating Noteholder pursuant to this Agreement, and the performance of such Participating Noteholder’s obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by its Board of Directors or other governing body or appropriate authorized officers or representatives and no other institutional action on the part of such Participating Noteholder is necessary to authorize

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the execution, delivery and performance by such Participating Noteholder of this Agreement and the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by such Participating Noteholder and, assuming due and valid authorization, execution and delivery hereof by each other party hereto, is a valid and binding obligation of such Participating Noteholder enforceable against such Participating Noteholder in accordance with its terms, except that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect or to the discretion of any court before which a proceeding is brought.

Section 7.3             Consents and Approvals; No Violations.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance by such Participating Noteholder with the provisions of this Agreement will not:

(a)           violate or conflict with or result in any breach of any provision of the Certificate of Incorporation, By-laws or other organizational documents of such Participating Noteholder;

(b)           require any filing, recordation, declaration or registration with, or permit, order, authorization, consent, waiver or approval of, or action by or in respect of, or the giving of notice to, any Governmental Entity to which such Participating Noteholder or any of its Affiliates is subject, except for (i) the filing with the SEC of such reports under the Exchange Act, as may be required in connection with this Agreement, the Restructuring and the transactions contemplated hereby and thereby and (ii) the receipt of requisite US Bankruptcy Court approvals; or

(c)           subject to obtaining the approvals specified in Section 7.3(b), materially violate any of the terms, conditions or provisions of any Law or Judgment of any Governmental Entity to which such Participating Noteholder is subject or by which such Participating Noteholder or any of its assets are bound;

excluding from preceding clauses (b) and (c) such matters that have not resulted in, do not result in, and would not reasonably be likely to result in, individually or in the aggregate, a material adverse effect on the ability of such Participating Noteholder to perform its obligations under this Agreement, and to consummate the Restructuring and the transactions contemplated hereby and thereby.

Section 7.4             Ownership of Securities.  Such Participating Noteholder is the lawful beneficial owner of the UPC Polska Notes and other claims against, or interests in, UPC Polska set forth on Schedule 7.4 hereto, free and clear of all Liens, encumbrances and adverse claims, and such Participating Noteholder has no claims or interests, contingent or otherwise, against UPC Polska except for the claims and interests set forth on Schedule 7.4 hereto.

Section 7.5             Certain Securities Law Matters.

(a)           Such Participating Noteholder, by virtue of such Participating Noteholder’s expertise, the advice available to such Participating Noteholder, and its previous

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investment experience, has extensive knowledge and experience in financial and business matters, investments, securities and private placements and the capability to evaluate the merits and risks of this Agreement, the Restructuring and the transactions contemplated hereby and thereby.

(b)           Such Participating Noteholder is entering into this Agreement, the Restructuring and the transactions contemplated hereby and thereby for such Participating Noteholder’s own account and such Participating Noteholder intends to acquire any New UPC Polska Notes issued in connection with the Restructuring for investment purposes only and not with a view to, or the intention of, distributing any such notes in violation of the Securities Act or any other applicable securities laws of the United States or any political subdivision thereof, and any such securities will not be disposed of in contravention of the Securities Act or any other applicable securities laws of the United States or any political subdivision thereof.

(c)           Such Participating Noteholder is able to bear the economic risk of the transactions contemplated by this Agreement and the Restructuring (including, without limitation, the complete loss of such investment) for an indefinite period of time.

(d)           Such Participating Noteholder has had an opportunity to ask questions and receive answers concerning the business and affairs of UPC Polska and such other matters concerning its current investment in UPC Polska, the Restructuring and the transactions contemplated thereby and has had full access to such other information concerning UPC Polska, the Restructuring and the transactions contemplated thereby as such Participating Noteholder has requested.

(e)           Such Participating Noteholder is a “qualified institutional buyer”, as such term is defined pursuant to Rule 144A(a) promulgated under the Securities Act, or, if not such a “qualified institutional buyer”, such Participating Noteholder is an “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D, promulgated under the Securities Act.

Section 7.6             Brokers.  No agent, broker, Person or firm acting on behalf of the Participating Noteholders is or will be entitled to any advisory or other fee, commission or broker’s or finder’s fee from any party hereto (or any of their respective Affiliates) in connection with this Agreement, the Restructuring or any of the transactions contemplated hereby or thereby.

ARTICLE VIII

CERTAIN COVENANTS

Section 8.1             Commercially Reasonable Efforts.  Subject to the terms and conditions provided herein, each of the parties hereto shall, and shall cause each of its controlled Affiliates to, cooperate and use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Restructuring and the other transactions

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contemplated hereby and thereby and to make, or cause to be made, all filings necessary, proper or advisable under applicable Laws, to consummate and make effective the Restructuring and the transactions contemplated hereby and thereby.  Without limiting the generality of the foregoing, each of the parties hereto shall, and shall cause each of their controlled Affiliates to, cooperate and use their commercially reasonable efforts promptly to:

(a)           make any and all filings, recordations, declarations or registrations with, obtain any and all actions or non-actions, licenses, permits, consents, approvals, waivers, authorizations, qualifications and orders of, give any and all notices to, and take reasonable steps to avoid an action or proceeding by, any and all Governmental Entities and parties to contracts with UPC Polska, in each case prior to the Effective Date, as are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Restructuring and the other transactions contemplated hereby and thereby;

(b)           defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Restructuring or any of the other transactions contemplated hereby and thereby (including seeking to have any stay or temporary restraining order entered by any court or Governmental Entity vacated or reversed); it being understood and agreed that each party hereto shall promptly notify the other parties of any litigation (including any stockholder litigation), against such party and/or its directors relating to the Restructuring or any of the transactions contemplated hereby and thereby; and

(c)           execute and deliver any additional instruments necessary to consummate the Restructuring and the transactions contemplated hereby and thereby and to carry out fully the purposes of this Agreement.

Section 8.2             Notification of Certain Matters.  Each party hereto shall give prompt written notice to each other party of (a) the occurrence or non-occurrence of any event, known to such party, the occurrence or non-occurrence of which has resulted in, or is reasonably likely to result in, any representation or warranty set forth in this Agreement made by such party to be untrue or inaccurate in any material respect; (b) any material failure by such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; or (c) any action, suit or proceeding by any Person or any inquiry or investigation by any Governmental Entity pending, or, to the knowledge of such party, threatened, that questions or challenges this Agreement or the consummation of the Restructuring or of any of the transactions contemplated hereby and thereby; provided that the delivery of any notice pursuant to this Section 8.2 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and that no such notification shall modify the representations or warranties of any party or the conditions to the obligations of any party hereunder.

Section 8.3             Forbearance.  As long as this Agreement remains in effect with respect to said party, each Person party hereto (other than UPC Polska) acknowledges and agrees that it shall forbear from (w) exercising the right to receive principal of, and interest or dividends on, any security of UPC Polska held by such Person, (x) the filing of a notice of default, the

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taking of any action to accelerate or otherwise collect on any such security, (y) pursuing any rights or remedies (including acceleration of amounts due thereunder) available to such Person under any such security and (z) the commencement of litigation or proceedings (including arbitration) of any kind or nature against UPC Polska or any of its Subsidiaries, arising as the result of, or in connection with, any failure to pay the principal of, or interest on, any such security or a default under any such security or in respect of any other rights or remedies under applicable law or otherwise of such Person under any such security or any indenture that governs any security of UPC Polska held by such Person or any agreement among UPC Polska and any such Person or Persons.  Notwithstanding the preceding sections, after UPC Polska becomes a debtor under the US Bankruptcy Code, the Persons party hereto (other than UPC Polska) shall be entitled to exercise any rights or remedies they have in connection with the Chapter 11 Case in all cases consistent with this Agreement, subject to any stay or modifications of such rights or remedies which may exist or be entered in connection with such proceedings; provided that so long as this Agreement remains in effect, such Persons agree to exercise such rights and remedies only in a manner consistent with the provisions of this Agreement.  Notwithstanding anything in this Section 8.3 to the contrary, if the Plan is confirmed other than substantially on the terms set forth in this Agreement (after giving effect to any permitted modifications made pursuant to Section 4.2(b)) the obligations under this Section 8.3 of each Person party hereto shall terminate.  For purposes of certainty, the parties hereto acknowledge that the Participating Noteholders specifically preserve whatever rights they may have to compel UPC Polska to fulfill its fiduciary duties, subject to the terms and conditions of this Agreement, in connection with this Agreement or in the Chapter 11 Case.

Section 8.4             Restrictions on Transfer.  Until the Effective Date, each Person party hereto (other than UPC Polska) agrees that it shall not, without the prior written consent of each other party hereto, (a) sell, transfer, assign, pledge, gift or otherwise dispose of any of its claims against, or interests in, UPC Polska (including, without limitation, any Belmarken Notes, UPC Polska Notes, UPC Telecom Notes and UPC Polska Equity), in whole or in part, or any interest therein, unless the transferee thereof accepts such claim against, or interest in, UPC Polska subject to the terms of this Agreement, as evidenced by an agreement executed by such transferee that provides in an enforceable manner, among other things, that each of the other parties to this Agreement is an express third-party beneficiary of such agreement or (b) grant any proxies, deposit any of its claims against, or interests in, UPC  Polska (including, without limitation, any Belmarken Notes, UPC Polska Notes, UPC Telecom Notes or UPC Polska Equity) into a voting trust, or enter into a voting or tendering agreement with respect to any claims against, or interests in, UPC Polska, unless such arrangement provides in an enforceable manner for compliance with this Agreement.  In the event that a party to this Agreement transfers any such claim against, or interest in, UPC Polska prior to the final vote on the Plan, the transferee of such claim against, or interest in, UPC Polska shall comply with and be subject to all the terms of this Agreement, including, but not limited to, the transferring party’s obligations to vote in favor of the Plan and shall, as a condition precedent to such transfer, execute an agreement on terms substantially identical (including with respect to termination events and withdrawal rights) in all respects to the terms of this Agreement.

Section 8.5             Further Acquisition of Claims or Interests.  This Agreement shall in no way be construed to preclude any party hereto from acquiring additional claims against, or

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interests in, UPC Polska; provided that if any such Person acquires any additional claims against, or interests in, UPC Polska after the date of this Agreement, such additional claims against, or interests in, UPC Polska shall immediately upon such acquisition without further action on the part of UPC Polska or the acquiring Person become subject to the terms of this Agreement.

Section 8.6             Impact of Appointment of Creditors’ Committee.  If an official committee of unsecured creditors is appointed by the United States Trustee in the Chapter 11 Case, UPC Polska shall cooperate reasonably with the Participating Noteholders in seeking to cause the United States Trustee to appoint some or all of the Participating Noteholders to be members of such official committee pursuant to Section 1102 of the Bankruptcy Code.  Nothing contained in this Agreement shall limit the ability of any Participating Noteholder appointed to such committee to take such acts as a committee member that are required by or consistent with the fiduciary duties of a committee member; provided that the freedom to act as a committee member (including the freedom to vote in committee meetings and to instruct committee professionals to act on behalf of such committee) shall not affect the obligations of the Participating Noteholder to vote its Restricted Claims as provided herein and shall not affect the continuing obligations of such Participating Noteholder(s) under this Agreement or the validity or enforceability of this Agreement.

Section 8.7             Releases and Exculpation.

(a)           Releases.  The Plan will contain provisions addressing releases, in each case substantially as follows:

“Effective on the Confirmation Date, but subject to the occurrence of the Effective Date, the UPC Entities, UPC Polska, UPC, New UPC, UGC, each Participating Noteholder, each holder of UPC Polska Notes, UPC Telecom Notes, Belmarken Notes, Affiliate Indebtedness, UPC Polska Equity and each of the foregoing’s respective officers, directors, Affiliates, Subsidiaries, stockholders, partners, members, managers, representatives, employees, attorneys, financial advisors, accountants and agents, and any of their respective successors and assigns, and their respective property, shall be released from any and all claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings and liabilities which UPC Polska or any holder of a claim against, or interest in, UPC Polska or its bankruptcy estate may be entitled to assert, whether for fraud, tort, contract, violations of applicable securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, based in whole or in part upon any act, omission, transaction, state of facts, circumstances or other occurrence or failure of an event to occur, taking place before the Confirmation Date and in any way relating to the UPC Entities, UPC, UGC, New UPC, each Participating Noteholder, UPC Polska, the issuance, purchase or sale of the Belmarken Notes, UPC Polska Notes, UPC Telecom Notes, Affiliate Indebtedness, UPC Polska Equity, the Restructuring, the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or administration of the Plan or the property to be distributed under the Plan; provided, however, that nothing herein shall release any Person from any claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings or liabilities based

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upon any act or omission arising out of such Person’s gross negligence or willful misconduct; provided further, that nothing herein shall release UPC Polska, the UPC Entities or any Participating Noteholder from any claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings or liabilities based upon such Person’s failure to comply, in all respects, with, or breach of such Person’s obligations under, this Plan or the Restructuring Agreement.  Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, all holders of Belmarken Notes, UPC Polska Notes, UPC Telecom Notes, Affiliate Indebtedness and UPC Polska Equity, shall be deemed to release, and shall be permanently enjoined from bringing, maintaining, facilitating or assisting any action, demand, suit or proceeding against, UGC, the UPC Entities, New UPC, UPC, UPC Polska and their respective officers, directors, Subsidiaries, Affiliates, members, managers, representatives, employees, attorneys, stockholders, partners, accountants, financial advisors and agents, or any of their respective successors and assigns, and their respective property, in respect of any claims, obligations, rights, causes of action, demands, suits, proceedings and liabilities related to, or arising from, any and all claims or interests arising under, in connection with, or related to the Belmarken Notes, the UPC Polska Notes, the UPC Telecom Notes, the Affiliate Indebtedness or the UPC Polska Equity, or the issuance, purchase, or sale of any thereof, the Restructuring, the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or administration of the Plan or the property to be distributed under the Plan.”

“Nothing in the Plan shall effect a release in favor of any released party from any liability arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality, or (iii) any criminal laws of the United States, any state, city or municipality; nor shall anything in the Plan enjoin the United States government or any state, city or municipality, as applicable, from bringing any claim, suit, action or other proceeding against any released party for any liability arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality, or (iii) any criminal laws of the United States, any state, city or municipality; provided, however, that this paragraph shall in no way affect or limit the discharge granted to UPC Polska under Chapter 11 of the U.S. Bankruptcy Code and pursuant to the Plan.”

“Solely in the case of attorneys, nothing in the Plan shall effect a release from any liability arising under any applicable professional disciplinary rule, including Disciplinary Rule 6-102 of the New York Code of Professional Conduct.”

(b)           Exculpation.  The Plan will contain provisions addressing exculpation and limitation of liability, in each case substantially as follows:

“None of the UPC Entities, New UPC, UPC, UPC Polska, UGC, any Participating Noteholder, any holder of UPC Polska Notes, Belmarken Notes, UPC Telecom Notes, Affiliate Indebtedness, UPC Polska Equity, or any of the foregoing’s respective officers, directors, Subsidiaries, Affiliates, members, managers, stockholders, partners,

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representatives, employees, attorneys, financial advisors, accountants and agents, or any of their respective successors and assigns, or any of their respective property, shall have or incur any liability to any holder of a claim or an interest, or any other party in interest, or any of their respective officers, directors, Subsidiaries, Affiliates, members, managers, stockholders, partners, representatives, employees, attorneys, financial advisors, accountants and agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to, or arising out of, the Restructuring, the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for (i) their gross negligence or willful misconduct, (ii) solely in the case of attorneys, to the extent that such exculpation would violate any applicable professional disciplinary rules, including Disciplinary Rule 6-102 of the New York Code of Professional Conduct and (iii) solely in the case of UPC Polska, the UPC Entities or any Participating Noteholder, any liability for failure to comply with, or breach of such Person’s obligations under, this Plan or the Restructuring Agreement, and in all respects UPC Polska, the UPC Entities and the Participating Noteholders shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan and the Restructuring Agreement.

“Notwithstanding any other provision of the Plan, no holder of a claim or interest, no other party in interest, none of their respective officers, directors, Subsidiaries, Affiliates, members, managers, stockholders, partners, representatives, employees, attorneys, financial advisors, accountants and agents, or any of their respective successors and assigns, and their respective property, shall have any right of action, demand, suit or proceeding against, the UPC Entities, UPC Polska, UGC, New UPC, UPC, each Participating Noteholder, each holder of UPC Polska Notes, Belmarken Notes, Affiliate Indebtedness, UPC Polska Equity, UPC Telecom Notes, and each of the foregoing’s respective officers, directors, Subsidiaries, Affiliates, members, managers, stockholders, partners, representatives, employees, attorneys, financial advisors, accountants and agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to or arising out of, the Restructuring, the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except (i) for their gross negligence or willful misconduct, (ii) solely in the case of attorneys, to the extent that such exculpation would violate any applicable professional disciplinary rules, including Disciplinary Rule 6-102 of the New York Code of Professional Conduct and (iii) solely in the case of the UPC Entities, UPC Polska or any Participating Noteholder, for failure to comply with, or breach of such Person’s obligations under, this Plan or the Restructuring Agreement, and in all respects UPC Polska, the UPC Entities and the Participating Noteholders shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan and the Restructuring Agreement.”

Section 8.8             Advisors.  UPC Polska shall pay the reasonable fees and expenses for services of financial advisors and legal services of attorneys for the UPC Entities and the

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Participating Noteholders in connection with the preparation, negotiation, execution and performance of (i) this Agreement, (ii) the Restructuring and (iii) any of the transactions contemplated hereby or thereby, subject in the case of the Participating Noteholders to the terms and conditions of the Expense Reimbursement Agreement.

Section 8.9             Adjustment to Third Party Noteholder Consideration.  In the event that, on or prior to the Effective Date, UPC or any of its direct or indirect Affiliates purchases, redeems or otherwise acquires for value any UPC Polska Notes for a consideration that is different than the Third Party Noteholder Consideration, then the Plan shall provide that each of the Participating Noteholders shall have the right to elect to receive such alternate consideration in respect of their UPC Polska Notes upon consummation of the Restructuring, on the same terms and conditions as those pursuant to which such other UPC Polska Notes were purchased, redeemed or otherwise acquired for value, in lieu of the receiving the Third Party Noteholder Consideration for such UPC Polska Notes. The UPC Entities and/or UPC Polska shall promptly notify each Participating Noteholder of each such purchase including the amount(s) and type(s) of consideration paid in connection therewith.

ARTICLE IX

TERMINATION AND ABANDONMENT

Section 9.1             Termination.

(a)           This Agreement may be terminated at any time prior to the Effective Date:

(i)            by the mutual written consent of UPC Polska, the UPC Entities, and a Majority-in-Interest of the Participating Noteholders;

(ii)           by a Majority-in-Interest of the Participating Noteholders, subject to the provisions of Section 3.1, if the Filing Date has not occurred on or prior to July 7, 2003; provided, that the right to terminate this Agreement under this Section 9.1(a)(ii) shall not be available to the extent that the failure by Participating Noteholders to fulfill any obligation under this Agreement caused the failure of the Filing Date to have occurred on or prior to such date;

(iii)          by a Majority-in-Interest of the Participating Noteholders, subject to the provisions of Section 3.1, if the Plan and the Disclosure Statement have not been filed with the Bankruptcy Court on or prior to July 24, 2003; provided, that the right to terminate this Agreement under this Section 9.1(a)(iii) shall not be available to the extent that the failure by Participating Noteholders to fulfill any obligation under this Agreement caused the failure of the Plan and the Disclosure Statement to be filed with the Bankruptcy Court on or prior to such date; or

(iv)          by the UPC Entities or a Majority-in-Interest of the Participating Noteholders, if the Disclosure Statement contains information materially different from information provided in writing to the UPC Entities or the Participating Noteholders, as the case may be, by UPC Polska in connection with the negotiation and execution of this

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Agreement, which information materially adversely impacts the value of the consideration being received by the UPC Entities or the Participating Noteholders, as the case may be, pursuant to the Plan, and (i) within ten (10) days after receipt of the Disclosure Statement, the UPC Entities or the Participating Noteholders have given written notice to UPC Polska specifying in reasonable detail the alleged differences and (ii) within ten (10) days after receipt of such notice, UPC Polska has not advised the UPC Entities or the Participating Noteholders, as the case may be, that (A) it concurs with the claimed difference in the Disclosure Statement and will take steps to conform the disclosure to the previous disclosure (in which case UPC Polska shall have thirty (30) days to effect a cure) or (B) it disagrees with the UPC Entities’ notice, or the Participating Noteholders’ notice, as the case may be, and submits the issue to the US Bankruptcy Court for resolution (in which case the parties shall be bound by the determination of the US Bankruptcy Court).

(b)           Any party to this Agreement may terminate its obligations under this Agreement:

(i)            at any time after the date which is nine (9) months after the Filing Date, subject to the provisions of Section 3.2, if the Effective Date shall not have occurred by such date;

(ii)           upon the earliest to occur of (A) the conversion of the Chapter 11 Case to a case under Chapter 7 of the US Bankruptcy Code, (B) the appointment of a Chapter 11 trustee, (C) the Plan is not confirmed without any option being available to UPC Polska to challenge such decision or amend the Plan or (D) the Plan is confirmed by the US Bankruptcy Court on terms materially inconsistent with the terms set forth in this Agreement, including after giving effect to any changes in the transaction structure made in accordance with Section 4.2(b);

(iii)          if the representations or warranties of any other party to this Agreement shall fail to be true in any material respect, causing a material adverse effect upon the terminating party;

(iv)          if any other party fails to perform in any material respect any covenant or agreement of such other party pursuant to this Agreement; provided that no party may terminate this Agreement pursuant to this Section 9.1 (b)(iv) if such party’s conduct has contributed in any material respect to the non-performance alleged as the basis for terminating this Agreement or if such party is otherwise in material breach of its obligations hereunder;

(v)           if UPC Polska or the UPC Entities change the transaction structure in a manner that reduces the Cash Consideration or materially alters the terms of the New UPC Polska Notes to be offered to the holders of the UPC Polska Notes as set forth in Section 2.2(a); or

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(vi)          if, within ten (10) days of the date on which this Agreement becomes effective as between the UPC Entities and the Participating Noteholders, UPC Polska does not execute and deliver this Agreement.

Section 9.2             Effect of Termination.  Except for any willful and material breach of this Agreement by any party hereto (which breach and liability therefor shall not be affected by the termination of this Agreement), if this Agreement is terminated by any Party as provided in Section 9.1, this Agreement shall become void and have no further effect, without any liability or obligation on the part of any Party, other than the provisions of this Section 9.2 and Sections 10.1, 10.2, 10.3, 10.4, 10.8, 10.9, 10.10, 10.12, 10.15, 10.16 and 10.17 which shall survive termination.

ARTICLE X

MISCELLANEOUS

Section 10.1           Nonsurvival of Representations and Warranties.  The respective representations and warranties of the parties hereto contained in this Agreement shall not be deemed waived or otherwise affected by any investigation made by any other party.  Each and every such representation and warranty shall expire with, and be terminated and extinguished upon the occurrence of, the Effective Date, and thereafter no party shall be under any liability whatsoever with respect to any such representation and warranty.

Section 10.2           Notices.  All notices, requests, claims and demands and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one (1) Business Day after being sent for next business day delivery, fees prepaid, via a reputable internationally recognized overnight courier service, in each case to the intended recipient as set forth below:

(a)           if to the UPC Entities to:

c/o United Pan-Europe Communications N.V.
Boeing Avenue 53
1119 PE Schiphol Rijk

The Netherlands

Telephone: +31-20-778-9872

Facsimile: +31-20-778-9841

Attention:  General Counsel

with a copy (which shall not constitute notice) to:

White & Case LLP

1155 Avenue of the Americas

New York, New York  10036

Attention:       William F. Wynne, Jr., Esq.

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Telephone:      +1-212-819-8200

Facsimile:        +1-212-354-8113

if to UPC Polska to:

c/o UPC Telewizja Kablowa

ul. Szturmowa 2A

02-678 Warszawa

Attention:       Chief Executive Officer

Telephone:      +48-22-70-10-808

Facsimile:        +48-22-70-10-809

with a copy (which shall not constitute notice) to:

Baker & McKenzie
815 Connecticut Avenue, N.W.
Washington, D.C.  20006
Attention:  Marc R. Paul, Esq.
Telephone:  +1-202-452-7034
Facsimile:   +1-202-452-7074

(b)           if to the Participating Noteholders, to the address and attention of such parties set forth on Annex A hereto,

with a copy (which shall not constitute notice) to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
Attention:  Roger Meltzer, Esq.
Telephone: +1-212-701-3000
Facsimile:  +1-212-269-5420

Any party hereto may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, facsimile or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.  Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

Section 10.3           Entire Agreement.  This Agreement, including the Annexes and the other attachments hereto referenced herein, constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter hereof.

Section 10.4           No Third-Party Beneficiaries.  This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties

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hereto and their respective successors and permitted assigns, to create any agreement of employment with any Person or to otherwise create any third-party beneficiary hereto.

Section 10.5           Amendment.  Subject to Section 4.2(b), this Agreement may not be amended except by an instrument in writing signed by each of UPC Polska, the UPC Entities and a Majority-in-Interest of the Participating Noteholders.

Section 10.6           Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 10.7           Counterparts.  This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two (2) or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

Section 10.8           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a Governmental Entity of competent jurisdiction to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 10.9           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York; provided that all matters with respect to the Chapter 11 Case shall be governed by the US Bankruptcy Code and the US Bankruptcy Rules.

Section 10.10         Submission to Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Restructuring or the transactions contemplated hereby and thereby shall be brought in any federal or state court located in the County and State of New York and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party hereto anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.2 as to giving notice hereunder shall be deemed effective service of process on such party.  Notwithstanding the foregoing consent to jurisdiction, upon the commencement of the Chapter 11 Case each of

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the parties hereto agrees, to the extent permitted by applicable law, that the US Bankruptcy Court or such other courts that may have jurisdiction over the Chapter 11 Case shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement, the Restructuring and the transactions contemplated hereby and thereby.

Section 10.11         Remedies.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  Each of the parties hereto agrees that irreparable damage would occur to each other party hereto in the event that any of the provisions of this Agreement were not performed by such Person in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court as to which the parties have agreed to submit to jurisdiction pursuant to Section 10.10 of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.  Each party hereto further agrees to waive any requirement for the securing or posting of any bond in connection with obtaining any such injunction or other equitable relief.

Section 10.12         Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY OTHER PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

Section 10.13         Consideration.  It is acknowledged by the parties hereto that no consideration shall be due or paid to any Participating Noteholder for its agreement to vote to accept the Plan in accordance with the terms and conditions of this Agreement, other than UPC Polska’s agreement to use its reasonable best efforts to obtain approval of the Disclosure Statement and confirmation of the Plan in accordance with the terms and conditions of this Agreement.

Section 10.14         Acknowledgment of Risks.  Each of the Participating Noteholders has received and reviewed this Agreement and believes that it has received “adequate information” with respect to its decision to vote in favor of the Plan, as such term is defined in 11 U.S.C.  § 1125(a), subject however to approval by a US Bankruptcy Court of a disclosure statement under Section 1125 that contains information not materially different from the information provided to the Participating Noteholders.  This Section 10.14 does not waive whatever rights a Participating Noteholder may have under Sections 1125-26 of the US Bankruptcy Code.

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Section 10.15         Disclosure of Individual Holdings.  Except as otherwise required by any Governmental Entity or applicable law or regulation, UPC Polska shall not disclose (i) the amount of a Participating Noteholder’s holdings of UPC Polska Notes, or (ii) the terms of this Agreement, without the prior written consent of such Participating Noteholder or the Participating Noteholders, as applicable; and if such announcement or disclosure is required by any such Governmental Entity or law or regulation, UPC Polska shall afford the Participating Noteholder or Noteholders, as applicable, a reasonable opportunity to review and comment upon any such announcement or disclosure prior to such announcement or disclosure by UPC Polska.  Without otherwise limiting the generality of the foregoing, the previous clauses (i) and (ii) shall not prohibit UPC Polska from (i) disclosing the approximate aggregate holdings of UPC Polska Notes by the Participating Noteholders or the holders of the UPC Polska Notes as a group or (ii) disclosing the holdings of the Participating Noteholders to its Affiliates, counsel, financial advisors, agents or other representatives.

Section 10.16         Fees and Expenses.  Upon the execution of this Agreement by the Participating Noteholders, UPC Polska shall, notwithstanding any agreement to the contrary, pay in full the reasonable outstanding fees and costs of Cahill Gordon & Reindel LLP, counsel to the Participating Noteholders and shall timely pay in the ordinary course of business any reasonable additional bills submitted to UPC Polska by such counsel through consummation of the Restructuring, subject to any rules and restrictions contained in the US Bankruptcy Code, US Bankruptcy Rules and any applicable local rules of the bankruptcy court.  In addition, five (5) calendar days prior to the filing of the Petition, UPC Polska shall pay in full any reasonable outstanding bills of Cahill Gordon & Reindel LLP, counsel to the Participating Noteholders, plus an estimate of such counsel’s reasonable unbilled fees and costs up to the filing of the Petition.

Section 10.17         Reservation of Rights.  This Agreement and the Restructuring are part of a proposed settlement of a dispute among the parties hereto.  Except as expressly provided in this Agreement (including Sections 8.3, 8.5 and 8.7), nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of any party hereto (or any Trustee under any of the Indentures) to protect and preserve its rights, remedies and interests in respect of any other party, including its claims against UPC Polska.  Except as otherwise provided herein, nothing herein shall be deemed an admission of any kind.  Except as expressly provided in this Agreement (including Sections 8.3, 8.5 and 8.7), nothing contained herein effects a modification of the UPC Entities’, the Participating Noteholders’ or the Trustees’ rights under the Indentures, the UPC Polska Notes, the Other UPC Polska Notes, Affiliate Indebtedness or any other documents and agreements unless and until the Restructuring becomes effective.  If the transactions contemplated herein are not consummated or this Agreement is terminated for any reason, the parties hereto fully reserve any and all of their rights.

Section 10.18         Effectiveness of this Agreement.  (a)  This Agreement shall become effective as to the UPC Entities, on the one hand, and the Participating Noteholders, on the other hand, at such time as this Agreement has been executed and delivered by each of the UPC Entities and by one or more Participating Noteholders holding an aggregate amount of UPC Polska Notes representing sixty-six and two-thirds percent (66 2/3%) in amount of the claims eligible to be filed in respect of the UPC Polska Notes by holders of UPC Polska Notes (other than the UPC Entities).

33

(b)           As to UPC Polska, this Agreement shall become effective at such time as it has become effective for the UPC Entities and the Participating Noteholders pursuant to clause (a) of this Section 10.18 and this Agreement has been executed and delivered by UPC Polska.

[Remainder of this page intentionally left blank]

34

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

UPC POLSKA, INC.

By:	/s/ Simon Boyd
Name: Simon Boyd
Title: Chief Executive Officer

UPC TELECOM B.V.

By:	/s/ Charles Bracken
Name: Charles Bracken
Title: CFO

By:	/s/ J.F. Riordan
Name: J.F. Riordan
Title

BELMARKEN HOLDING B.V.

By:	/s/ Charles Bracken
Name: Charles Bracken
Title: CFO

By:	/s/ J.F. Riordan
Name: J.F. Riordan
Title

PARTICIPATING NOTEHOLDER:

Deutsche Bank
(Insert Name)

By:	/s/ Jaime Vieser
Name: Jaime Vieser
Title: Managing Director

PARTICIPATING NOTEHOLDER:

GOLDENTREE ASSET MANAGEMENT
(Insert Name)

By:	/s/ Steven Shapiro
Name: Steven Shapiro
Title: Portfolio Manager

PARTICIPATING NOTEHOLDER:

GOLDMAN, SACHS & CO.
(Insert Name)

By:	/s/ Donald Mullen
Name: Donald Mullen
Title: Partner Managing Director

PARTICIPATING NOTEHOLDER:

GOLDMAN SACHS INTERNATIONAL
(Insert Name)

By:	/s/ D. Henderson
	Name:	D. Henderson
	Title:	Managing Director

PARTICIPATING NOTEHOLDER:

MACKAY SHIELDS, LLC
(Insert Name)

By:	/s/ Don E. Morgan III
	Name:	Don E. Morgan III
	Title:	Senior Managing Director

PARTICIPATING NOTEHOLDER:

MORGAN STANLEY INVESTMENT MANAGEMENT
(Insert Name)

By:	/s/ Gorden W. Loory
Name:	Gorden W. Loory
Title:	Executive Director

PARTICIPATING NOTEHOLDER:

STRONG CORPORATE BOND FUND (2/09 MATURITY)
(Insert Name)

By:	/s/ Gilbert L. Southwell, III
Name:	Gilbert L. Southwell, III
Title:	Assistant Secretary

PARTICIPATING NOTEHOLDER:

STRONG HIGH YIELD CBO II BY STRONG CAPITAL MANAGEMENT INC. AS COLLATERAL MANAGER (7/08 MATURITY)
(Insert Name)

By:	/s/ Gilbert L. Southwell, III
Name:	Gilbert L. Southwell, III
Title:	Assistant Secretary

PARTICIPATING NOTEHOLDER:

STRONG HIGH YIELD BOND FUND (7/08 MATURITY)
(Insert Name)

By:	/s/ Gilbert L. Southwell, III
Name:	Gilbert L. Southwell, III
Title:	Assistant Secretary

PARTICIPATING NOTEHOLDER:

STRONG ADVISOR STRATEGIC INCOME FUND (2/09 MATURITY)
(Insert Name)

By:	/s/ Gilbert L. Southwell, III
Name:	Gilbert L. Southwell, III
Title:	Assistant Secretary

PARTICIPATING NOTEHOLDER:

STRONG ADVISOR STRATEGIC INCOME FUND (7/08)
(Insert Name)

By:	/s/ Gilbert L. Southwell, III
Name:	Gilbert L. Southwell, III
Title:	Assistant Secretary

PARTICIPATING NOTEHOLDER:

STRONG HIGH YIELD BOND FUND (2/09 MATURITY)
(Insert Name)

By:	/s/ Gilbert L. Southwell, III
Name:	Gilbert L. Southwell, III
Title:	Assistant Secretary

ANNEX A

UPC Polska Notes held by the Participating Noteholders – Approximate Amounts as of May 31, 2003

	2008	2009	Series C	TOTAL

GoldenTree Asset Management LLC	61.350	53.618	0.0	114.968
MacKay Shields LLC	51.600	0.000	0.0	51.600
Strong Capital Management, Inc.	20.050	12.850	0.0	32.900
Morgan Stanley Investment Management(1)	0.000	0.000	36.001	36.001
Deutsche Bank	8.400	35.093	0.0	43.493
Goldman Sachs & Co.	5.000	0.000	0.0	5.000
Goldman Sachs International	5.000	0.000	0.0	5.000
Total	151.4	101.6	36.0	289.0

(1) Purchased entire amount at issue.

ANNEX B

Notes held by UPC Telecom B.V. – Approximate Amounts as of May 31, 2003

1.               UPC Polska Notes- $76.7 million (accreted value)

2.               Telecom Pari Passu Notes- $255.2 (principal plus accrued interest)

3.               Telecom Junior Notes- $206.4 million (principal plus accrued interest)

ANNEX C

UPC POLSKA, INC.

AND

UPC POLSKA FINANCE, INC.

TO

WILMINGTON TRUST COMPANY

Trustee

INDENTURE

Dated as of [     ], 2003

$[            ](1) aggregate principal amount at maturity

Senior Notes due [September 30, 2006]

(1)           Principal amount to be determined based on amount of claims and other general unsecured creditors.

i

SECTION 610.	MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS

ARTICLE SEVEN

ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.	ISSUERS MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS
SECTION 802.	SUCCESSOR SUBSTITUTED
SECTION 803.	SECURITIES TO BE SECURED IN CERTAIN EVENTS

ARTICLE NINE SUPPLEMENTAL INDENTURES

SECTION 901.	SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS
SECTION 902.	SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS
SECTION 903.	EXECUTION OF SUPPLEMENTAL INDENTURES
SECTION 904.	EFFECT OF SUPPLEMENTAL INDENTURES
SECTION 905.	[RESERVED]
SECTION 906.	REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES
SECTION 907.	NOTICE OF SUPPLEMENTAL INDENTURES

ARTICLE TEN COVENANTS

SECTION 1001.	PAYMENT OF PRINCIPAL AND INTEREST
SECTION 1002.	MAINTENANCE OF OFFICE OR AGENCY
SECTION 1003.	MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST
SECTION 1004.	CORPORATE EXISTENCE
SECTION 1005.	PAYMENT OF TAXES AND OTHER CLAIMS
SECTION 1006.	MAINTENANCE OF PROPERTIES
SECTION 1007.	INSURANCE
SECTION 1008.	STATEMENT BY OFFICERS AS TO DEFAULT
SECTION 1009.	PROVISION OF FINANCIAL STATEMENTS AND REPORTS
SECTION 1010.	LIMITATION ON ADDITIONAL INDEBTEDNESS
SECTION 1011.	LIMITATION ON RESTRICTED PAYMENTS
SECTION 1012.	LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES
SECTION 1013.	LIMITATION ON TRANSACTIONS WITH AFFILIATES
SECTION 1014.	LIMITATION ON LIENS
SECTION 1015.	LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS BY SUBSIDIARIES

SECTION 1016.	PURCHASE OF SECURITIES UPON A CHANGE OF CONTROL
SECTION 1017.	LIMITATION ON SALE OF ASSETS
SECTION 1018.	LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES
SECTION 1019.	LIMITATION ON INVESTMENTS IN UNRESTRICTED SUBSIDIARIES
SECTION 1020.	LIMITATION ON LINES OF BUSINESS
SECTION 1021.	WAIVER OF CERTAIN COVENANTS

ARTICLE ELEVEN REDEMPTION OF SECURITIES

SECTION 1101.	RIGHT OF REDEMPTION
SECTION 1102.	APPLICABILITY OF ARTICLE
SECTION 1103.	ELECTION TO REDEEM; NOTICE TO TRUSTEE
SECTION 1104.	SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED
SECTION 1105.	NOTICE OF REDEMPTION
SECTION 1106.	DEPOSIT OF REDEMPTION PRICE
SECTION 1107.	SECURITIES PAYABLE ON REDEMPTION DATE
SECTION 1108.	SECURITIES REDEEMED IN PART

ARTICLE TWELVE [RESERVED]

ARTICLE THIRTEEN DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.	ISSUERS’ OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE
SECTION 1302.	DEFEASANCE AND DISCHARGE
SECTION 1303.	COVENANT DEFEASANCE
SECTION 1304.	CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE
SECTION 1305.	DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS
SECTION 1306.	REINSTATEMENT

SCHEDULE A – Existing Management Contracts, Overhead Agreements, Service Agreements and Organizational Contracts

SCHEDULE B- Indebtedness Outstanding on the Issue Date

SCHEDULE C – Liens Existing on the Issue Date

SCHEDULE D- Agreements Not Restricted Under Section 1018

EXHIBIT A – Form of Security

EXHIBIT B – Form of Rule 144A Certificate

EXHIBIT C – Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S

v

INDENTURE dated as of [     ], 2003 (this “Indenture”), between (i) UPC POLSKA, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), having its principal office at 4643 Ulster Street, Suite 1300, Denver, Colorado 80237, (ii) UPC POLSKA FINANCE, INC., a corporation duly organized and existing under the laws of the State of Delaware and a wholly owned subsidiary of UPC Telecom B.V. (“UPC Polska Finance,” and together with the Company, the “Issuers” and each individually, an “Issuer”), having its principal office at [   ], and (iii) Wilmington Trust Company, a Delaware banking corporation, Trustee (herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuers have duly authorized the creation of an issue of Senior Notes due 2006 (herein called the “Securities”), of substantially the tenor and amount hereinafter set forth, and, to provide therefor, the Issuers have duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary have been done to make the Securities, when executed by the Issuers and authenticated and delivered hereunder and duly issued by the Issuers, the valid obligations of the Issuers and to make this Indenture a valid agreement of the Issuers, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as such term is defined in Section 101) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 101.  DEFINITIONS.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)           all other terms used but not defined herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper”, as used in Trust Indenture Act Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

(c)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted on the Issue Date; and

(d)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Acquired Indebtedness” means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition; provided, that, for purposes of Section 1010, such Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” has the meaning set forth in Section 804(b).

“Affiliate” means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person’s Voting Stock or any executive officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin.  For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 306.

“Asset Acquisition” means (a) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by an Issuer or any Restricted Subsidiary in any other Person, or any acquisition or purchase of Capital Stock of any other Person by an Issuer or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into an Issuer, or any Restricted Subsidiary or (b) any acquisition by an Issuer or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such person or which is otherwise outside of the ordinary course of business.

“Asset Sale” means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any Person other than an Issuer or a Restricted Subsidiary in one transaction or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary, (b) any material governmental license or other governmental authorization of an Issuer or any Restricted Subsidiary pertaining to a Cable/Telecommunications Business, a DTH Business or an Entertainment/Programming Business, (c) any assets of an Issuer or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of such Issuer and its Restricted Subsidiaries or (d) any other property or asset of an Issuer or any Restricted Subsidiary outside of the ordinary course of business.  For the purposes of this definition, the term “Asset Sale” shall not include (a) any disposition of properties and assets of an Issuer that is governed under Article VIII, (b) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of such Issuer or its Restricted Subsidiary, as the case may be, (c) for purposes of Section 1017, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, either (i) involving assets with a Fair Market Value not in excess of $500,000 (or, if non-U.S. Dollar denominated, the U.S. Dollar Equivalent thereof) or (ii) as part of a Capitalized Lease Obligation, and (d) any transfer by an Issuer or a Restricted Subsidiary of property or equipment to a Person who is not an Affiliate of such Issuer in exchange for property or equipment that has a fair market value at least equal to the fair market value of the property or equipment so transferred; provided, that in the event of a transfer described in this clause (d), such Issuer shall deliver to the Trustee an Officer’s Certificate certifying that such exchange complies with this clause (d).

“Average Life” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board or any equivalent body of such Person or committee of such equivalent body.

“Board Resolution” means, with respect to any Person,  a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, the city of Wilmington, Delaware, or the city of Warsaw, Poland, is located are authorized or obligated by law or executive order to close.

“Cable Television Newco” means any Person (i) of whom the Company or a Restricted Subsidiary owns the greater of 49% of the outstanding Capital Stock or the maximum amount of the outstanding Capital Stock the Company or such Restricted Subsidiary may own under applicable law and (ii) that holds Capital Stock in a Management Company.

“Cable/Telecommunications Acquisition” means an Asset Acquisition, including, without limitation, the portion of the consideration paid for an Asset Acquisition that is allocated to non-compete arrangements, of properties or assets to be used in a Cable/Telecommunications Business or of the Capital Stock of any Person that becomes a Subsidiary; provided, such Person’s assets and properties consist principally of properties or assets that will be used in a Cable/Telecommunications Business.

“Cable/Telecommunications Business” means any business operating a cable, Internet or telephone or telecommunications or broadcasting system (other than an Entertainment/Programming Business or a DTH Business), including, without limitation, any business (other than an Entertainment/Programming Business or a DTH Business) conducted by the Company or any Restricted Subsidiary on the Issue Date and any programming guide or telephone directory business.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations, rights in or other equivalents (however designated) of such Person’s capital stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of this Indenture.

“Capitalized Lease Obligation” of any Person means any obligation of such Person and its subsidiaries on a consolidated basis under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

“Cash Equivalents” means (a) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits of not less than $500,000,000; (c) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Issuers and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-l by Moody’s; and (d) any Capital Stock of any mutual funds at least 95% of the assets of which are invested in the foregoing.

“Change of Control” means the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and l3d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (b) the Company consolidates with, or merges with or into another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into the

Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and cash, securities and other property (other than Capital Stock of the Surviving Entity) in an amount that could be paid by the Company as a Restricted Payment as described under Section 1011 and (ii) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act,) directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving or transferee corporation; (c) during any consecutive two year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by either (x) a majority vote of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously approved in accordance with this clause (x) or the following clause (y) or (y) a majority vote of the stockholders of the Company) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or a special resolution is passed by the shareholders of the Company approving the plan of liquidation or dissolution other than in a transaction which complies with Article VIII; provided that no Change of Control shall be deemed to occur at any time that UPC beneficially owns, directly or indirectly, a majority of the Voting Stock of the Company.

“Change of Control Offer” has the meaning specified in Section 1016.

“Change of Control Purchase Date” has the meaning specified in Section 1016.

“Change of Control Purchase Price” has the meaning specified in Section 1016.

“Code” shall have the meaning specified in Section 804(b)(1)(C).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock or ordinary shares, whether or not outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock or ordinary shares.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Income Tax Expense” means, with respect to any period, the provision for United States corporation, local, foreign and other income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, without duplication, the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of original issue discount, (ii) the net cost of Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) accrued interest, (v) the consolidated amount of any interest capitalized by the Company and the Restricted Subsidiaries and (vi) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, PLUS (b) the interest component of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries paid, accrued or scheduled to be paid or accrued during such period, in each case as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and all Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (in each case less all fees and expenses relating thereto), (b) any net after-tax gains or losses (in each case less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period, (d) net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a “pooling of interests” basis attributable to any period prior to the date of combination and any non-cash items of the Company and any Restricted Subsidiary (including monetary corrections) increasing or decreasing Consolidated Net Income for such period (other than items that will result in the receipt or payment of cash), and (e) except with respect to any encumbrance or restriction described in clause (ii) of Section 1018, the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation (other than any decree, order, statute, rule or governmental regulation of Poland and any political subdivision thereof) applicable to such Restricted Subsidiary or its stockholders.

“Consolidated Operating Cash Flow” means, with respect to any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period (x) increased by (in each case to the extent taken into account in computing Consolidated Net Income) the sum of (a) the Consolidated Income Tax Expense of the Company and its Restricted

Subsidiaries accrued according to GAAP for such period (other than taxes attributable to extraordinary, unusual or non-recurring gains or losses); (b) Consolidated Interest Expense for such period; (c) depreciation of the Company and its Restricted Subsidiaries for such period, including any impairment charges with respect to long lived assets; (d) amortization of the Company and its Restricted Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with GAAP and, to the extent not duplicative, the amount of any write-downs or write-offs of goodwill in accordance with FAS 142  and (e) any net increase in accrued and unpaid management fees during such period, and (y) decreased by (to the extent not taken into account in calculating Consolidated Net Income) any net decrease in accrued and unpaid management fees during such period; provided, that if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Operating Cash Flow shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (i) the amount of Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (ii) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company, or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 1100 North Market Street, Wilmington, Delaware 19890, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“Cumulative Available Cash Flow” means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement entered into by a Person that is designed to protect such Person against fluctuations in currency values.

“Default” means any event that after notice or passage of time or both would be an Event of Default.

“Defaulted Interest” has the meaning specified in Section 309.

“Depositary” means Euroclear System, its nominees and their respective successors.

“Disinterested Director” means, with respect to any Person, any transaction or series of transactions in respect of which the Board of Directors of such Person is required to deliver a resolution of the Board of Directors of such Person under this Indenture, a member of the Board of Directors of such Person who does not have any material direct or indirect ownership interest in the Company or the counterparty to such transaction or series of transactions.

“DTH Business” means the business of (i) developing, managing, operating or providing services relating to direct to home satellite systems for the distribution of subscription programming services directly to homes and cable systems in areas covered by the “footprint” of the satellites utilized by the Company and the Restricted Subsidiaries, and activities to accomplish the foregoing (other than the Cable/Telecommunications Business or the Entertainment/Programming Business) or (ii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified above.

“Entertainment/Programming Business” means a business engaged primarily in the management, ownership, operation, acquisition, development, production, distribution or syndication of general entertainment, sports, movies, advertising, children’s or other programming or publishing.

“Event of Default” has the meaning specified in Section 501.

“Excess Proceeds” has the meaning specified in Section 1017(b).

“Excess Proceeds Offer” has the meaning specified in Section 1017(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer, as determined by the Board of Directors of the Company and evidenced by a resolution thereof.

“Federal Bankruptcy Code” means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

“Regulation S Certificate” shall have the meaning specified in Section 307(b).

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in effect in the United States on the Issue Date.

“Global Security” has the meaning provided in Section 201.

“guarantee” means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Incur” or “incur” means, with respect to any Indebtedness, to create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur such Indebtedness; provided, that neither the accrual of interest nor the accretion of original issue discount shall be considered an incurrence of Indebtedness and provided further that the incurrence of any particular Indebtedness by the Company or any Restricted Subsidiary shall occur only once and any obligation of the Company or any Restricted Subsidiary arising under any guarantee supporting such Indebtedness shall be disregarded.

“Indebtedness” means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities (including outstanding disbursements) incurred in the ordinary course of business (whether or not evidenced by a note), but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees by such Person of Indebtedness referred to in this definition of any other Person, (g) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends and (h) any liability of such Person under or in respect of Interest Rate Agreements or Currency Agreements.  For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.  For purposes of Sections 1010 and 1011 and the definition of “Events of Default”, in determining the principal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination and (y) effect shall be given to the impact of any Currency Agreement with respect to such Indebtedness.

“Indebtedness Instrument” has the meaning specified in Section 1018.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Interest Payment Date” means the Stated Maturity of an installment of cash interest on the Securities.

“Interest Rate Agreements” means any interest rate protection agreements and other types of interest rate hedging agreements or arrangements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect against or manage exposure to fluctuations in interest rates in respect of Indebtedness.

“Investment” means, with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution to such Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock (including ownership of Capital Stock through share leasing arrangements), bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.  In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an “Investment” made by an Issuer in such Unrestricted Subsidiary at such time.  “Investments” shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

“Issue Date” means [     ], 2003.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of an Issuer by its Chairman, its president, any managing director, any Vice President, its treasurer or any assistant treasurer, and delivered to the Trustee.

“Issuers” means each of the Persons named as the “Issuers” in the first paragraph of this Indenture, until a successor Person becomes an Issuer pursuant to the applicable provisions of this Indenture and, thereafter, “Issuers” shall include such successor Person.

“Liberty Media Corporation” means Liberty Media Corporation, a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise, and in one or a series of transactions) to all or substantially all of its assets.

“Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.  A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Management Agreement” means (a) any agreement between the Company or a Restricted Subsidiary and a Management Company pursuant to which the Management Company shall lease or otherwise employ assets of the Company or a Restricted Subsidiary to operate a Cable/Telecommunications Business, a DTH Business or an Entertainment/Programming Business, (b) any agreement or instrument (i) governing Indebtedness of a Management Company to the Company or a Restricted Subsidiary or (ii) governing corporate procedures or control of a Management Company and (c) any agreement listed on Schedule A to this Indenture under the subheading “Management Agreements.”

“Management Company” means any Person, a portion of whose Capital Stock is held by the Company or a Restricted Subsidiary, that (i) holds or has applied for a license or permit to operate a Cable/Telecommunications Business, a DTH Business or an Entertainment/Programming Business in the Republic of Poland or elsewhere in continental Europe and (ii) manages the operations of a Restricted Subsidiary pursuant to a Management Agreement.

“Maturity” means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, (a) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations or escrowed funds, but only when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants, consultants and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer’s Certificate delivered to the Trustee and (b) with respect to any capital contribution or issuance or sale of Capital Stock as referred to under Section 1011 and the definition of “Permitted Indebtedness”, the proceeds of such capital contribution, issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such capital contribution, issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Registration Opinion and Supporting Evidence” shall have the meaning specified in Section 307(b).

“Non-U.S. Person” means a person who is not a “U.S. Person” (as defined in Regulation S).

“Offer Date” has the meaning specified in Section 1017.

“Offered Price” has the meaning specified in Section 1017.

“Officer’s Certificate” means a certificate signed by the chairman of the Board of Directors, the president, any managing director, any Vice President, the treasurer, any assistant treasurer, the secretary or any assistant secretary of an Issuer, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for an Issuer, including an employee of such Issuer, and who shall be acceptable to the Trustee.

“Organizational Contract” means any agreement to which an Issuer or any Restricted Subsidiary is a party pursuant to which, among other things, fees are paid to such Issuer or a Restricted Subsidiary in exchange for organizational, consulting or similar services, including, without limitation, the agreements listed on Schedule A to this Indenture under the subheading “Organizational Contracts.”

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)            Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuers) in trust or set aside and segregated in trust by the Issuers (if an Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)          Securities, except to the extent provided in Sections 1302 and 1303, with respect to which the Issuers have effected defeasance and/or covenant defeasance as provided in Article Thirteen; and

(iv)          Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Issuers;

provided, however, that in determining whether the Holders of the requisite principal amount at maturity of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder and, for the purposes of making the calculations required by TIA Section 313, Securities owned by the Issuers or any other obligor upon the Securities or any Affiliate of the Issuers or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuers or any other obligor upon the Securities or any Affiliate of the Issuers or such other obligor.

“Overhead Agreement” means any agreement to which an Issuer or any Restricted Subsidiary is a party pursuant to which, among other things, costs are allocated among the parties thereto, including, without limitation, the agreements listed on Schedule A to this Indenture under the subheading “Overhead Agreements”.

“Pari Passu Indebtedness” means Indebtedness of the Issuers that is pari passu in right of payment to the Securities.

“Paying Agent” means any Person (including an Issuer acting as Paying Agent) authorized by the Issuers to pay the principal of or interest on any Securities on behalf of the Issuers.  The initial paying agent shall be the Trustee.

“Permitted Holders” means, as of any relevant date of determination, (a) UnitedGlobalCom, Inc. (b) UGC Europe, Inc., (c) United Pan-Europe Communications N.V.; (d) Liberty Media Corporation, (e) any or all of Gene W. Schneider, G. Schneider Holdings, Co., The Gene W. Schneider Family Trust, The MLS Family Partnership LLP, Rochelle Limited Partnership, Marian H. Rochelle Revocable Trust, Carollo Company, Albert & Carolyn Company, James R. Carollo Living Trust and John B. Carollo Living Trust(2) and (f) any of the respective Affiliates of any one or more of the foregoing.

“Permitted Indebtedness” means any of the following:

(a)           Indebtedness under the Securities (or any guarantee thereof) and this Indenture;

(2)  Subject to confirmation

(b)           Indebtedness of the Issuers or any Restricted Subsidiary outstanding on the Issue Date and listed on Schedule B to this Indenture;

(c)           [Reserved];

(d)           (i) Indebtedness of any Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary and (ii) Indebtedness of the Company owed to and held by any Restricted Subsidiary that is Subordinated Indebtedness; provided, that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition (excluding assignments as security to financial institutions) of any Indebtedness of the Company or Restricted Subsidiary referred to in this clause (d) to a Person (other than the Company or a Restricted Subsidiary) or (y) any sale or other disposition of Capital Stock of a Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary such that such Restricted Subsidiary, in any such case, ceases to be a Restricted Subsidiary;

(e)           Obligations under any Interest Rate Agreement of the Company or any Restricted Subsidiary to the extent relating to (i) Indebtedness of the Company or such Restricted Subsidiary, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under Section 1010), or (ii) Indebtedness for which a lender has provided a commitment in an amount reasonably anticipated to be incurred by the Company or a Restricted Subsidiary in the following 12 months after such Interest Rate Agreement has been entered into, but only to the extent that the notional principal amount of such Interest Rate Agreement does not exceed the principal amount of the Indebtedness (or Indebtedness subject to commitments) to which such Interest Rate Agreement relates;

(f)            Indebtedness of the Company or any Restricted Subsidiary under Currency Agreements to the extent relating to (i) Indebtedness of the Company or a Restricted Subsidiary (which Indebtedness is otherwise permitted to be incurred under Section 1010) or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(g)           Indebtedness of the Company or any Restricted Subsidiary in respect of performance bonds of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business in connection with the construction or operation of a Cable/Telecommunications Business, a DTH Business or an Entertainment/Programming Business;

(h)           Indebtedness of the Company or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing or extension of outstanding Indebtedness of the Company or of any Restricted Subsidiary incurred or outstanding pursuant to clause (b) of this definition or the proviso of Section 1010; provided, that (i) Indebtedness of the Company may not be replaced, renewed, refinanced or extended to such extent under this clause (i) with Indebtedness of any Restricted Subsidiary and (ii) any such replacement, renewal, refinancing or extension (x) shall not result in a lower Average Life of such Indebtedness as compared with the

Indebtedness being replaced, renewed, refinanced or extended, (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith, and (z) in the case of any replacement, renewal, refinancing or extension by the Company of Pari Passu Indebtedness or Subordinated Indebtedness, such new Indebtedness is made pari passu with or subordinate to the Securities, at least to the same extent as the Indebtedness being replaced, renewed, refinanced or extended;

(i)            [Reserved];

(j)            Subordinated Indebtedness of an Issuer not to exceed $50 million (or, if non-U.S. Dollar denominated, the U.S. Dollar Equivalent thereof) at any one time outstanding; provided, that not more than $40 million of such Subordinated Indebtedness may require interest to be paid in cash prior to the date which is ninety (90) days after the Stated Maturity of the Securities; and

(k)           in addition to the items referred to in clauses (a) through (j) above, Indebtedness of an Issuer having an aggregate principal amount not to exceed $10 million (or, if non-U.S. Dollar denominated, the U.S. Dollar Equivalent thereof) at any time outstanding.

“Permitted Investments” means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits; (c) loans and advances to directors or employees made in the ordinary course of business; (d) Interest Rate Agreements and Currency Agreements; (e) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 1017, provided, that the Company or the Restricted Subsidiaries, as the case may be, have received at least 75% of the aggregate consideration therefrom in cash or Cash Equivalents; (f) Investments made in the ordinary course of business as partial payment for constructing a network relating principally to a Cable/Telecommunications Business or for supplying equipment used or useful in the Cable/Telecommunications Business or the DTH Business; (g) Investments (other than through share leasing arrangements) in any Person engaged in any business in which the Company or any Restricted Subsidiary is engaged on the Issue Date not to exceed $20 million (or, if non-U.S. Dollar denominated, the U.S. Dollar Equivalent thereof) outstanding at any time; provided, that immediately after giving effect to any Investment made under this clause (g), the Company and its Restricted Subsidiaries shall own at least 25% of the outstanding Capital Stock of the Person in which the Investment was made; (h) Investments (other than through share leasing arrangements) in any Person engaged in any business in which the Company or any Restricted Subsidiary is engaged on the Issue Date not to exceed $5 million (or, if non-U.S. Dollar denominated, the U.S. Dollar Equivalent thereof) outstanding at any time; (i) Investments (other than through share leasing arrangements) in the Capital Stock of any Person to the extent the consideration therefor paid by the Company or any Restricted Subsidiary consists of a lease or other right to use the capacity of a cable television network of the Company or such Restricted Subsidiary and so long as the capacity leased or used is used by such Person solely to provide telephony or Internet access services; provided, that the

Board of Directors shall have determined (as evidenced by a Board Resolution) that any such capacity is in excess of the cable television network capacity required to operate the Cable/Telecommunications Business of the Company or such Restricted Subsidiary in the area in which such cable television network is located; and (j) investments by any Restricted Subsidiary in the Company.

“Permitted Liens” means the following types of Liens:

(a)           Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Restricted Subsidiary;

(b)           Liens securing the Securities;

(c)           Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided, that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

(d)           statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business of the Company or any Restricted Subsidiary and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceeding;

(e)           Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(f)            easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

(g)           Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(h)           Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(i)            any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (h); provided, that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets;

(j)            any interest or title of a lessor under any Capitalized Lease Obligation or seller under any Purchase Money Obligation;

(k)           [Reserved];

(l)            [Reserved];

(m)          Liens in favor of Polish governmental fiscal authorities created without the knowledge of and without fault on the part of the Company;

(n)           Liens existing on the Issue Date and listed on Schedule C to this Indenture;

(o)           Liens in favor of the Screen Actors Guild, the Writers Guild of America, the Directors Guild of America or any other unions, guilds or collective bargaining units under collective bargaining agreements, which Liens are incurred in the ordinary course of business solely to secure the payment of residuals and other collective bargaining obligations required to be paid by the Company or any of its Restricted Subsidiaries under any such collective bargaining agreement;

(p)           Liens arising in connection with completion guarantees entered into in the ordinary course of business and consistent with then current industry practices, securing obligations (other than Indebtedness for borrowed money) of the Company or any of its Restricted Subsidiaries not yet due and payable;

(q)           Liens in favor of suppliers and/or producers of any programming that are incurred in the ordinary course of business solely to secure the purchase or license price of such programming and such directly related rights or the rendering of services necessary for the production of such programming; provided, however, that no such Lien shall extend to or cover any property or assets other than the programming or license and the rights directly related thereto being so acquired or produced; and provided further, that any payment obligations secured by such Liens shall by their terms be payable solely from the revenues that are derived directly from the exhibition, syndication, exploitation, distribution or disposition of such item of programming and/or such directly related rights; and

(r)            Liens on assets or Capital Stock of a Special Purpose Vehicle.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, S.A., Sp. z o.o., trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Security” has the meaning specified in Section 201.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and for the purpose of this definition, any Security authenticated and delivered under Section 308 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s preferred or preference stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

“Private Placement Legend” has the meaning specified in Section 202.

“Pro Forma Consolidated Operating Cash Flow” means Consolidated Operating Cash Flow for the latest four fiscal quarters (the “Four Quarter Period”).  For purposes of calculating “Consolidated Operating Cash Flow” for any Four Quarter Period for purposes of this definition, (a) all Restricted Subsidiaries of the Company on the date of the transaction giving rise to the need to calculate “Pro Forma Consolidated Operating Cash Flow” (the “Transaction Date”) shall be deemed to have been Restricted Subsidiaries at all times during such Four Quarter Period and (b) any Unrestricted Subsidiary on the Transaction Date shall be deemed to have been an Unrestricted Subsidiary at all times during such Four Quarter Period.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Operating Cash Flow” shall be calculated after giving effect on a pro forma basis for the applicable Four Quarter Period to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or a Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such Four Quarter Period to and including the Transaction Date, as if such Asset Sale or Asset Acquisition occurred on the first day of the Four Quarter Period.

“Purchase Money Obligation” means Indebtedness of the Company or any Restricted Subsidiary (a) issued to finance or refinance the purchase or construction of any assets of the Company or any Restricted Subsidiary or (b) secured by a Lien on any assets of the Company or any Restricted Subsidiary where the lender’s sole recourse is to the assets so encumbered, in either case to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plan or equipment” in accordance with GAAP.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.

“Redeemable Capital Stock” means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided, however, that Redeemable Capital Stock shall not include any Common Stock the holder of which has a right to put to the Company upon certain terminations of employment.

“Redemption Date”, when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date means the [       or        ] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Required Filing Date” shall have the meaning set forth in Section 1009.

“Responsible Officer”, when used with respect to the Trustee, means any officer in its corporate trust department or similar group, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Payment” has the meaning specified in Section 1011.

“Restricted Subsidiary” means a Subsidiary other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” shall mean the Rule 144A Certificate in the form of Exhibit B attached to this Indenture.

“S&P” means Standard and Poor’s Ratings Group, a division of The McGraw-Hill, Inc. and its successors.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Senior Bank Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary under one or more other term loans or revolving credit or similar facilities (which may include any guarantee, bonding or letter of credit facility) with a bank or other financial institution which is not subordinated to any other Indebtedness of the Company or any Restricted Subsidiary.

“Service Agreement” means any agreement to which the Company or any Restricted Subsidiary is a party pursuant to which, among other things, the Company or a Restricted Subsidiary provides various services, which may include administrative, technical, managerial, financial, operational and marketing services, to the other party or parties thereto, including, without limitation, the agreements listed on Schedule A to this Indenture under the subheading “Service Agreements.”

“Significant Subsidiary” means, with respect to any Person at any particular time, any Subsidiary of such Person that, together with the subsidiaries of such Subsidiary, (a)

accounted for more than 10% of the consolidated revenues of such Person and its Subsidiaries for their most recently completed fiscal year or (b) is or are the owner(s) of more than 10% of the consolidated assets of such Person and its Subsidiaries as at the end of such fiscal year, all as calculated in accordance with GAAP and as shown on the consolidated financial statements of such Person and its Subsidiaries for such fiscal year.

“Special Purpose Vehicle” means a Person which is, or was, established: (i) with separate legal identity and limited liability; and (ii) for the sole purpose of a single transaction, or series of related transactions, and which has no assets and liabilities other than those directly acquired or incurred in connection with such transaction(s).

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

“Stated Maturity” means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company that is expressly subordinated in right of payment to the Securities.

“Subsidiary” means (a) any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries and (b) any Cable Television Newco and any Management Company.

“Surviving Entity” has the meaning specified in Section 801.

“Taxes” has the meaning specified in Section 804(a).

“Taxing Jurisdiction” has the meaning specified in Section 804(a).

“Total Consolidated Indebtedness” means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of an Issuer and its Restricted Subsidiaries outstanding as of the date of determination.

“Transaction Date” has the meaning specified in the definition of Pro Forma Consolidated Operating Cash Flow in this Section 101.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“UPC” means United Pan-Europe Communications N.V. and any successor (by merger, consolidation, transfer or otherwise in one or a series of transactions) to all or substantially all of its assets.

“United States” shall have the meaning specified in Section 804(c).

“United States Alien” shall have the meaning specified in Section 804(c).

“Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (b) any subsidiary of an Unrestricted Subsidiary.  The Board of Directors of the Company, subject to the foregoing, may designate any newly acquired or newly formed Subsidiary (other than a Management Company) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 1019, (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company and (v) neither the Company nor any Restricted Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary or (2) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results.  Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a board resolution with the Trustee giving effect to such designation.  The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under this Indenture and the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1010.

“U.S. Dollar” means United States currency.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by the National Bank of Poland at approximately noon (New York City time) on the date two Business Days prior to such determination.

“U.S. Government Obligations” has the meaning specified in Section 1304.

“Vice President”, when used with respect to the an Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” means, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Wholly Owned” means, with respect to any Restricted Subsidiary, such Restricted Subsidiary if all the outstanding Capital Stock of such Restricted Subsidiary (other than any directors’ qualifying shares) is owned directly or indirectly by the Company and one or more Wholly Owned Restricted Subsidiaries.

SECTION 102.  OFFICER’S CERTIFICATES AND OPINIONS.

Upon any application or request by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

(1)           a statement that each individual or firm signing such Officer’s Certificate or Opinion of Counsel has read such covenant or condition and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;

(3)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of an Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of such Issuer stating that the information with respect to such factual matters is in the possession of such Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.  ACTS OF HOLDERS.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)           The principal amount at maturity and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d)           If the Issuers shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so.  Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 60 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105.  NOTICES, ETC., TO TRUSTEE, ISSUERS.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)           the Trustee by any Holder or by the Issuers shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Trustee Administration, or

(2)           the Issuers by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuers addressed to them at the address of their principal offices specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Issuers.

SECTION 106.  NOTICE TO HOLDERS; WAIVER.

Where this Indenture provides for notice of any event to Holders by the Issuers or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided)

if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

SECTION 107.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108.  SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Indenture by the Issuers shall bind their successors and assigns, whether so expressed or not.

SECTION 109.  SEPARABILITY CLAUSE.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110.  BENEFITS OF INDENTURE.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111.  GOVERNING LAW

This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York.  This Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions, and, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with any other provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 318, inclusive, of the Trust Indenture Act, such required provision shall control.

SECTION 112.  LEGAL HOLIDAYS

In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or Maturity; provided, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

ARTICLE TWO

SECURITY FORMS

SECTION 201.  FORMS GENERALLY.

The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

The Securities shall be known as the “Senior Notes due 2006.” The Securities and the Trustee’s certificate of authentication shall be substantially in the form annexed hereto as Exhibit A.  The Securities may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, notations, numbers or other marks of identification and such legends or endorsements placed thereon as the Issuers may deem appropriate (and as are not prohibited by the terms of this Indenture) or as may be required or appropriate to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange on which such Securities may be listed, or to conform to general usage, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.  Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.  The Issuers shall approve the form of the Securities and any notation, legend or endorsement on the Securities.  Each Security shall be dated the date of its authentication.

The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture.  Each of the Issuers and the Trustee, by its execution and delivery of this Indenture, expressly agrees to the terms and provisions of the Securities applicable to it and to be bound thereby.

Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single permanent global Security in registered form, substantially in the form set forth in Exhibit A (the “Global Security”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by each of the Issuers and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount at maturity of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Securities issued pursuant to Section 306 or Section 307 in exchange for interests in the Global Security shall be in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”).

SECTION 202.  RESTRICTIVE LEGENDS.

Unless and until a Security is sold under an effective Registration Statement each Global Security and each Physical Security shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof until at least the 41st day after the Closing Date and receipt by the Issuers and the Trustee of a certificate substantially in the form of Exhibit B hereto.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER OF THIS SECURITY (1) REPRESENTS THAT IT IS (A) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF THIS NOTE, RESELL OR OTHERWISE  TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE ACCRETED VALUE OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE

ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.  IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM , OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.  THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

Each Global Security shall also bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC OR NOMINEES OF DTC OR TO A SUCCESSOR OF DTC OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

ARTICLE THREE

THE SECURITIES

SECTION 301.  TITLE AND TERMS.

The aggregate principal amount at maturity of the Securities which may be authenticated and delivered under this Indenture is limited to $[                    ],(3) except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 801, 906, 1017 or 1108.

The Securities shall be known and designated as the “Senior Notes due 2006” of the Issuers.  The Stated Maturity of the Senior Notes due 2006 shall be [September 30, 2006(4)].  The  Senior Notes due 2006 will bear cash interest at the rate of 9% per annum on the principal amount at maturity of $[                ] from [              ], 2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on [                , 2003) and semi-annually thereafter on [           and           ] in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for.  In the case of a default in payment of the amount due at Maturity, the amount due on the Securities shall bear interest at a rate of 11% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default to the date the payment of such amount has been made or duly provided for.  Interest on any overdue principal amount shall be payable on demand.

The principal of and interest on the Securities shall be payable at the office or agency of the Issuers maintained for such purpose in The City of New York, or at such other office or agency of the Issuers as may be maintained for such purpose; provided, however, that, at the option of the Issuers, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

The Securities shall be redeemable as provided in Article Eleven.

SECTION 302.  DENOMINATIONS.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount at maturity and any integral multiple thereof; provided, that at the Issue Date the Securities may be issued in denomination of $1.00 principal amount at maturity and any integral amounts thereof.  The Issuers may convert, at their option and to the extent practical, the Securities to denominations of $1,000 aggregate principal amount at maturity so long as such conversion is not adverse to the Holders.

(3) Amount to be authorized by the Bankruptcy Court and will be paid on amount of Senior Notes and general unsecured claims.

(4) This date will be the last day of the quarter in which the third anniversary of the Issue Date occurs.

SECTION 303.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

The Securities shall be executed on behalf of each Issuer by any of such Issuer’s  chairman, president, any managing director or any Vice President, the chief executive officer or the chief financial officer under such Issuer’s corporate seal reproduced thereon and attested by its secretary or any assistant secretary.  The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of an Issuer shall bind such Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Securities executed by the Issuers to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Securities.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case an Issuer, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which such Issuer shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange.  If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

SECTION 304.  TEMPORARY SECURITIES.

Pending the preparation of definitive Securities, the Issuers may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Issuers will cause definitive Securities to be prepared without unreasonable delay.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Issuers designated for such purpose pursuant to Section 1002, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations.  Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

The Issuers shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of Securities and of transfers of Securities.  The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time.  At all reasonable times, the Security Register shall be open to inspection by the Trustee.  The Trustee is hereby initially appointed as security registrar (the “Security Registrar”) for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security at the office or agency of the Issuers designated pursuant to Section 1002, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount at maturity, upon surrender of the Securities to be exchanged at such office or agency.  Whenever any Securities are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuers and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 801, 906, 1017 or 1108 not involving any transfer.

The Issuers shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 306.  BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

(a)                                  The Global Security initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202.  Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Security, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

(b)                                 Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees and, in part, in the circumstances described in paragraph (d) hereof.  Interests of beneficial owners in a Global Security may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 307.  Beneficial owners may obtain Physical Securities (which shall bear the Private Placement Legend if required by Section 202) in exchange for their beneficial interests in a Global Security upon request in accordance with the Depositary’s and the Security Registrar’s procedures at any time.  In addition, Physical

Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Security if (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for the Global Security or the Depositary ceases to be a “Clearing Agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuers within 90 days or (ii) an Event of Default has occurred and Holders of more than 25% in aggregate principal amount of the Securities at the time outstanding represented by the Global Securities advise the Trustee through the Depositary in writing that the continuation of a book-entry system through the Depositary with respect to the Global Securities is no longer required.

(c)                                  In connection with any transfer pursuant to paragraph (b) of this Section of a portion of the beneficial interest in the Global Security to beneficial owners, upon receipt of written instructions from the Depositary, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of the Global Security in an amount equal to the principal amount at maturity of the beneficial interest in the Global Security to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

(d)                                 In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b) of this Section, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security an equal aggregate principal amount at maturity of Physical Securities of authorized denominations.

(e)                                  Any Physical Security delivered in exchange for an interest in the Global Security pursuant to paragraph (b) or (c) of this Section shall, except as otherwise provided by  Sections 306 and 307, bear the legend regarding transfer restrictions applicable to the Physical Security set forth in Section 202.

(f)                                    The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(g)                                 In connection with the execution, authentication and delivery of Physical Securities in exchange for beneficial interests in a Global Security pursuant to Section 306(b), the Security Registrar shall reflect on its books and records a decrease in the principal amount at maturity of the relevant Global Security equal to the principal amount at maturity of such Physical Securities and the Issuers shall execute and the Trustee shall authenticate and deliver one or more Physical Securities having an equal aggregate principal amount at maturity.

SECTION 307.  SPECIAL TRANSFER PROVISIONS.

(a)                                  The provisions of this Section 307 shall apply to all transfers involving any Physical Security and any beneficial interest  in any Global Security.

(b)                                 As used in this Section 307 only, “delivery” of a certificate by a transferee or transferor means the delivery to the Security Registrar by such transferee or transferor of the applicable certificate duly completed; “holding” includes both possession of a Physical Security and ownership of a beneficial interest in a Global Security, as the context requires; “transferring” a Global Security means transferring that portion of the principal amount of the transferor’s beneficial interest therein that the transferor has notified the Security Registrar that it has agreed to transfer; and “transferring” a Physical Security means transferring that portion of the principal amount thereof that the transferor has notified the Security Registrar that it has agreed to transfer.  As used in this Indenture, Form of “Regulation S Certificate” means a certificate substantially in the form referenced in Section 313, and “Non-Registration Opinion and Supporting Evidence” means a written opinion of counsel reasonably acceptable to the Issuers to the effect that, and such other certification or information as the Issuers may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(c)                                  Prior to the 41st day following the Closing Date, the Registrar shall register any transfer of any Note to a Non-U.S. Person upon the receipt of a certificate substantially in the form of Exhibit A hereto from the proposed transferor.

(d)                                 A Rule 144A Certificate, if not actually delivered, will be deemed delivered if (A) (i) the transferor advises the Issuers and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Physical Security, the transferor checks the box provided on the Physical Security to that effect) and (ii) the transferee advises the Issuers and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a qualified institutional buyer within the meaning of Rule 144A, (y) it is aware that the transfer of Securities to it is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) prior to the proposed date of transfer it has been given the opportunity to obtain from the Issuers the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Physical Security, the transferee signs the certification provided on the Physical Security to that effect); or (B) the transferor holds the Global Security and is transferring to a transferee that will take delivery in the form of the Global Security.

(e)                                  If the proposed transferor holds:

(A)                                                      a Physical Security which is surrendered to the Security Registrar, and the proposed transferee or transferor, as applicable:

(i)             delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a Physical Security, then the Security Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered Physical Security and (z) deliver a new Physical Security to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Physical Security; or

(ii)          delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A  Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Global Security, then the Security Registrar shall (x) cancel such surrendered Physical Security, (y) record an increase in the principal amount of the Global Security equal to the principal amount being transferred of such surrendered Physical Security and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.  In any of the cases described in this Section 307(e)(A), the Security Registrar shall deliver to the transferor a new Physical Security in principal amount equal to the principal amount not being transferred of such surrendered Physical Security, as applicable.

(B)                                                        the Global Security, and the proposed transferee or transferor, as applicable:

(i)             delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a Physical Security, then the Security Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Global Security in an amount equal to the beneficial interest therein being transferred, (y) deliver a new Physical Security to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

(ii)          delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Global Security, then the transfer shall be effected in accordance with the procedures of the Depositary therefor.

(f)                                    In any case in which the Security Registrar is required to deliver a Physical Security to a transferee or transferor, the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, such Physical Security.

(g)                                 Any transferee entitled to receive a Physical Security may  request that the principal amount thereof be evidenced by one or more  Physical Securities in any authorized denomination or denominations and  the Security Registrar shall comply with such request if all other transfer restrictions are satisfied.

(h)                                 The Security  Registrar shall effect and record, upon receipt of a written request  from the Issuers so to do, a transfer not otherwise permitted by  Section 307(e), such recording to be done in accordance with the  otherwise applicable provisions of Section 307(e), upon the furnishing  by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.

(i)                                     By its acceptance of any Security bearing the  Private Placement Legend, each Holder of such Security acknowledges the  restrictions on transfer of such Security set forth in this Indenture  and in the Private Placement Legend and agrees that it will transfer  such Security only as provided in this Indenture.  The Security  Registrar shall not register a transfer of any Security unless such  transfer complies with the restrictions with respect thereto set forth  in this Indenture.  The Security Registrar shall not be required to  determine (but may rely upon a determination made by the Issuers) the  sufficiency of any such certifications, legal opinions or other  information.

(j)                                     Upon the transfer, exchange or  replacement of Securities not bearing the Private Placement Legend, the  Security Registrar shall deliver Securities that do not bear the  Private Placement Legend.  Upon the transfer, exchange or replacement of  Securities bearing the Private Placement Legend, the Security Registrar  shall deliver only Securities that bear the Private Placement Legend  unless (i) the requested transfer is at least two years after the  original issue date of the Security (with respect to any  Physical Security), or (ii) there is delivered to the Security Registrar  an Opinion of Counsel in form reasonably satisfactory to the Issuers  and the Trustee to the effect that neither such legend nor the related  restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

SECTION 308.  MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Issuers and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuers shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount at maturity, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuers may, as a condition to such issuance, require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuers, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 309.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuers maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest may at the Issuers’ option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 310, to the address of such Person as it appears in the Security Register at the close of business on the Regular Record Date for such interest payment or (ii) transfer to an account located in the United States maintained by the payee.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Issuers, at their election in each case, as provided in clause (1) or (2) below:

(1)                                  The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date, and in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)                                  The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 310.  PERSONS DEEMED OWNERS.

Prior to the due presentment of a Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Sections 305 and 309) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Issuers, the Trustee or any agent of the Issuers or the Trustee shall be affected by notice to the contrary.

SECTION 311.  CANCELLATION.

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Issuers may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Issuers have not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee.  If the Issuers shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Issuers unless by Issuer Order the Issuers shall direct that cancelled Securities be returned to it.

SECTION 312.  COMPUTATION OF INTEREST.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 313.  FORM OF REGULATION S CERTIFICATE.

Upon any transfer of the Securities pursuant to Regulation S, the transferor of such Securities shall deliver to the Trustee a certificate in the form of Exhibit C hereto.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.  SATISFACTION AND DISCHARGE OF INDENTURE.

This Indenture shall upon Issuer Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto and the rights, powers, trusts, duties and immunities of the Trustee) and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

(1)                                  either

(a)                                  all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 308) and (ii) Securities for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(b)                                 all such Securities not theretofore delivered to the Trustee for cancellation

(i)                                     have become due and payable, or

(ii)                                  will become due and payable at their Stated Maturity within one year, or

(iii)                               are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers, in the case of (i), (ii) or (iii) above, have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal of and interest on such Securities to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)                                  the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; and

(3)                                  the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.  APPLICATION OF TRUST MONEY.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

SECTION 501.  EVENTS OF DEFAULT.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                                  default in the payment of any interest on any Security when it becomes due and payable and continuance of such default for a period of 30 days;

(2)                                  default in the payment of the principal of any Security, at its Maturity;

(3)                                  default in the performance, or breach, of the provisions described in Article Eight of this Indenture, the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 1016 or the failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of Section 1017;

(4)                                  default in the performance, or breach, of any covenant or agreement of the Issuers contained in this Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere in this Indenture) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Issuers by the Trustee or to the Issuers and the Trustee by the holders of at least 25% in aggregate principal amount at maturity of the then Outstanding Securities, as the case may be;

(5)                                  (i) one or more defaults in the payment of principal on Indebtedness of the Company or any Significant Subsidiary of the Company aggregating $5 million or more,

when the same becomes due  and payable at the stated maturity thereof, and such default or  defaults shall have continued after any applicable grace period and shall not have been cured or waived or (ii) Indebtedness of the Company or any Significant Subsidiary of the Company aggregating $5 million or more shall  have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the stated maturity thereof;

(6)                                  any holder or holders (or any Person acting on any such holder’s behalf) of any Indebtedness in excess of $5 million in the aggregate of the Company or any Significant Subsidiary of the Company shall, subsequent to the occurrence of a default with respect to such Indebtedness, notify the Trustee of the intended sale or disposition of any assets of the Company or any Restricted Subsidiary that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take action to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of or apply, any such assets of the Company or any Restricted Subsidiary pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of the Company or any Restricted Subsidiary or in accordance with applicable law;

(7)                                  one or more final judgments, orders or decrees of any court or regulatory agency shall be rendered against the Company or any Significant Subsidiary of the Company or their respective properties for the payment of money, either individually or in an aggregate amount, in excess of $5 million and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (ii) there shall have been a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

(8)                                  the entry of a decree or order by a court having jurisdiction in the premises adjudging an Issuer or any Significant Subsidiary of the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of an Issuer or any Significant Subsidiary of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of an Issuer or any Significant Subsidiary of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; and

(9)                                  the institution by an Issuer or any Significant Subsidiary of the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Issuer or any Significant Subsidiary of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

SECTION 502.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

If an Event of Default (other than an Event of Default specified in Section 501(8) or 501(9)) shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding, by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), may, and the Trustee upon the written request of such Holders, shall declare the principal of and accrued interest on all of the Outstanding Securities immediately due and payable, and upon any such declaration all such amounts payable in respect of the Securities shall become immediately due and payable.  If an Event of Default specified in Section 501(8) or 501(9) occurs and is continuing, then the principal of and accrued interest on all of the Outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of either the Trustee or any Holder.

At any time after a declaration of acceleration hereunder, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Issuers and the Trustee, may rescind such declaration and its consequences if

(1)                                  the Issuers have paid or deposited with the Trustee a sum sufficient to pay:

(A)                              all overdue interest on all Outstanding Securities,

(B)                                all unpaid principal of any Outstanding Securities that have become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by such Securities,

(C)                                to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by such Securities, and

(D)                               all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)                                  all Events of Default, other than the non-payment of amounts of principal of or interest on Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

The Issuers covenant that if

(a)                                  default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)                                 default is made in the payment of the principal of any Security at the Maturity thereof,

the Issuers will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and interest on any overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuers fail to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.  TRUSTEE MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers or any other obligor upon the Securities or the property of the Issuers or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)                                     to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents and take such other actions, including participating as a member of any official creditors committee appointed in the matter as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)                                  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.  APPLICATION OF MONEY COLLECTED.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 606;

SECOND:  To the payment of the amounts then due and unpaid for principal of  and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

THIRD:  The balance, if any, to the Person or Persons entitled thereto.

SECTION 507.  LIMITATION ON SUITS.

No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)                                  such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2)                                  the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)                                  such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)                                  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)                                  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508.  UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein and in such Security of the principal of and (subject to Section 309) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 308, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.  DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.  CONTROL BY HOLDERS.

The Holders of not less than a majority in principal amount at maturity of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

(1)                                  such direction shall not be in conflict with any rule of law or with this Indenture,

(2)                                  the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)                                  the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

SECTION 513.  WAIVER OF PAST DEFAULTS.

The Holders of not less than a majority in aggregate principal amount at maturity of the Outstanding Securities may, on behalf of the Holders of all the Securities, waive any past defaults hereunder, except a default

(1)                                  in the payment of the principal of or interest on any such Security, or

(2)                                  in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 514.  WAIVER OF STAY OR EXTENSION LAWS.

The Issuers covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601.  NOTICE OF DEFAULTS.

Within 90 days after the occurrence of any Default or Event of Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further, that in the case of any Default of the character specified in Section 501(4) no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

SECTION 602.  CERTAIN RIGHTS OF TRUSTEE.

Subject to the provisions of TIA Sections 315(a) through 315(d):

(1)                                  the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)                                  any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order (unless other evidence in respect thereof is herein specifically prescribed) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)                                  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) shall be entitled to receive and may require and, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(4)                                  the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)                                  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)                                  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney;

(7)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)                                  the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

(9)                                  the Trustee shall not be deemed to have knowledge of any default, breach or Event of Default or other matter upon the occurrence of which it may be required to take action hereunder unless one of its Responsible Officers has actual knowledge thereof.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

SECTION 603.  TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility on Form T-1 supplied to the Issuers will be true and accurate, subject to the qualifications set forth therein.  The Trustee shall not be accountable for the use or application by the Issuers of Securities or the proceeds thereof.

SECTION 604.  MAY HOLD SECURITIES.

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Issuers or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuers with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 605.  MONEY HELD IN TRUST.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers.

SECTION 606.  COMPENSATION AND REIMBURSEMENT.

The Issuers agree:

(1)                                  to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                  except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)                                  to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of investigating or defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Issuers under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.  As security for the performance of such obligations of the Issuers, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(8) or (9), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar foreign or domestic law; provided, however, that to the extent unpaid as such expenses, they shall be paid as provided in Section 506.

The provisions of this Section shall survive the termination of this Indenture.

SECTION 607.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(i) and shall have a combined capital and surplus of at least $50,000,000.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 608.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

(a)                                  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

(b)                                 The Trustee may resign at any time by giving written notice thereof to the Issuers.  If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                  The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Issuers.

(d)                                 If at any time:

(1)                                  the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by an Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)                                  the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3)                                  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) an Issuer, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                                  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, an Issuer, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuers.  If no successor Trustee shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)                                    The Issuers shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 106.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 609.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 610.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.  In case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee.  In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.  DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

Every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that none of the Issuers or the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

SECTION 702.  REPORTS BY TRUSTEE.

Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 if required by Section 313(a) of the Trust Indenture Act.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.  ISSUERS MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

(a)  UPC Polska Finance shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets substantially as an entirety to any other Person or Persons; provided that UPC Polska Finance may merge with and into the Company and the Company may merge with and into UPC Polska Finance.

(b)  The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets substantially as an entirety to any other Person or Persons, and the Company shall not permit any Restricted Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any Person or Persons, unless:

(1)                                  either (i) the Company shall be the surviving corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company or the Company and its Restricted Subsidiaries is merged or the Person which acquires by sale, conveyance, transfer, lease or other disposition, all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, as the case may be, (the “Surviving Entity”) (x) shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or a corporation, limited liability company or similar entity organized under the laws of a member state of the European Union as of the Issue Date, and (y) shall expressly assume, by an indenture supplemental to this Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company’s obligations for the due and punctual payment of the principal of and interest on all the Securities and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed; provided, that if the Surviving Entity is a limited liability company organized under the laws of the United States of America, any state thereof or the laws of the District of Columbia pursuant to (x) above, UPC Polska Finance or another corporation organized under the laws of the United States of America, any state thereof or the District of Columbia shall at all times be a joint and several co-issuer of the Notes;

(2)                                  immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)                                  immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the latest fiscal quarter for which consolidated financial statements of the Company are available prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company or the Surviving Entity would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the proviso of Section 1010(a);

(4)                                  if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1014 are complied with; and

(5)                                  the Company or the Surviving Entity shall have delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and such supplemental indenture comply with the terms of this Indenture.

SECTION 802.  SUCCESSOR SUBSTITUTED.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 801(b) in which the Company is not the continuing obligor under this Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein.  When a successor assumes all the obligations of its predecessor under this Indenture and the Securities, the predecessor shall be released from those obligations; provided, that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Securities.

SECTION 803.  SECURITIES TO BE SECURED IN CERTAIN EVENTS

If, upon any such consolidation of an Issuer with or merger of an Issuer into any other corporation, or upon any conveyance, lease or transfer of the property of an Issuer substantially as an entirety to any other Person, any property or assets of such Issuer would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 1014 without equally and ratably securing the Securities, such Issuer, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, will as to such property or assets, secure the Securities Outstanding (together with, if such Issuer shall so determine any other Indebtedness of the Issuer now existing or hereinafter created which is not subordinate in right of payment to the Securities) equally and ratably with (or prior to) the Indebtedness which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien, or will cause such Securities to be so secured; provided, that for the purpose of providing such equal and ratable security, the principal amount of the Securities shall mean that amount which would at the time of making such effective provision be due and payable pursuant to Section 502 upon a declaration of acceleration of the Maturity thereof, and the extent of such equal and ratable security shall be adjusted, to the extent permitted by law, as and when said amount changes over time as provided in Section 502.

SECTION 804.  ADDITIONAL AMOUNTS.

(a)  All payments of principal and interest (including any discount or premium) in respect of the Securities by the Issuers  to a holder that is a United States Alien (as defined below) shall be made without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter, “Taxes”) imposed or levied by or on behalf of the government of the United States (as defined below) or any political subdivision or taxing authority or agency thereof or therein (any of the aforementioned being a “Taxing Jurisdiction”), unless the Issuer is required to withhold or deduct any such Taxes by law or by the interpretation or administration thereof.

(b)                                 If the Issuer is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities, the Issuer shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holder of such Securities (including Additional Amounts) after such withholding or deduction of such Taxes will not be less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted.  Notwithstanding the foregoing, Additional Amounts will not be paid with respect to:

(1)  any Taxes that would not have been so imposed, deducted or withheld but for the existence of any present or former connection between the Holder or beneficial owner of the Securities (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner of such Securities, if the Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding of or the execution, delivery, registration or enforcement of such Note), including, but not limited to, such Holder being considered as:

(A)                              being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment therein; or

(B)                                having a current or former relationship with the United States, including a relationship as a citizen or resident or being treated as a resident thereof; or

(C)                                being or having been a “personal holding company,” a “controlled foreign corporation,” a “passive foreign investment company,” as defined for federal income tax purposes in section 542, section 957 and section 1297, respectively, of the Internal Revenue Code of 1986, as amended (“Code”)); or

(D)                               an actual or constructive “10 percent shareholder” of the Issuer as defined in section 871(h)(3) of the Code, or a bank receiving interest described under section 881(c)(3)(A) of the Code or a direct or indirect subsidiary of the Issuer; or

(2)                                  any estate, inheritance, gift, sales, excise, transfer or personal property tax or similar tax, assessment or governmental charge; or

(3)                                  any Taxes payable otherwise than by deduction or withholding from payments under or with respect to such Securities; or

(4)                                  any Taxes that would not have been so imposed, deducted or withheld if the Holder or beneficial owner of the Securities or beneficial owner of any payment on such Securities had (i) made a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder or beneficial owner of such Securities or any payment on such Securities (provided that such declaration of non-residence or other claim or filing for exemption or such compliance is required by the applicable law of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes; or

(5)                                  any Taxes that would not have been so imposed, deducted or withheld if the beneficiary of the payment had presented the Securities for payment within 30 days after the date on which such payment or such Securities became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Securities been presented on the last day of such 30-day period); or

(6)                                  any payment under or with respect to Securities to any Holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment or Securities, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment or Securities would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Securities; or

(7)                                  any Taxes that would not have been imposed, deducted or withheld but for the treatment of the interest paid by the Issuer as contingent interest described in section 871(h)(4) of the Code; or

(8)                                  any Taxes that would not have been imposed, deducted or withheld but for an election by a Holder the effect of which is to make the payment of principal of, or interest (or any other amount) on, the Securities subject to United States federal income tax; or

(9)                                  any combination of items (1) through (8) above.

(c)           As used in this Section 804, the term “United States” means the United States of America, the Commonwealth of Puerto Rico and each territory and possession of the United States of America and the area subject to its jurisdiction, and the term “United States Alien” means any (i) individual who is not a citizen or resident of the United States, (ii) a corporation which is not created or organized in the United States or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is not subject to United States federal income taxation regardless of its source, (iv) a trust that (x) is not subject to both the primary supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code and (y) does not have a valid election in effect under applicable United States Treasury regulations to be treated as a United States person, (v) a partnership (as defined for United States federal income tax purposes) that is not created or organized in theUnited States or under the laws of the United States or any political subdivision thereof, except to the extent one or more of its partners are United States persons as defined under section 7701(a)(30) of the Code or to the extent the United States Internal Revenue Service provides by regulation that a partnership that is not so created or organized will be treated as a domestic partnership under section 7701(a)(4) of the Code, or (vi) a partnership that is created or organized in the United States or under the laws of the United States or any political subdivision thereof to the extent the Internal Revenue Service provides by regulation that a partnership that is so created or organized will not be treated as a domestic partnership.

(d)           The foregoing provisions shall survive any termination or discharge of the Indenture and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor to the Issuer.

(e)           At least 30 days prior to each date on which any payment under or with respect to any Securities is due and payable, unless such obligation to pay Additional Amounts arises after the 30th day prior to such date, in which case it shall be promptly paid thereafter, if the Issuer shall be obligated to pay Additional Amounts with respect to such payment, the Issuer shall deliver to the Trustee and the Paying Agent an officers’ certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee and Paying Agent to pay such Additional Amounts to Holders of such Securities on the payment date.  Each officers’ certificate shall be relied upon until receipt of a further officers’ certificate addressing such matters.

Whenever in the Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Issuer shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, this Indenture or any other document or instrument in relation thereto, excluding all such taxes, charges or similar levies imposed by any jurisdiction outside any jurisdiction in which the Issuer or any successor is organized or resident for tax purposes or any jurisdiction in which the Paying Agent is located, and the Issuer shall agree to indemnify the Holders of the Securities for any such non-excluded taxes paid by such Holders.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

Without the consent of any Holders, the Issuers, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)           to evidence the succession of another Person to one or both of the Issuers and the assumption by any such successor of the covenants of any such Issuer or Issuers contained herein and in the Securities; or

(2)           to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers; or

(3)           to add any additional Events of Default; or

(4)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 609; or

(5)           to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided, that such action shall not adversely affect the interests of the Holders in any material respect; or

(6)           to secure the Securities pursuant to the requirements of Section 1014 or otherwise; or

(7)           to qualify, or maintain the qualification of, this Indenture under the TIA.

SECTION 902.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

With the consent of the Holders of not less than a majority in aggregate principal amount at maturity of the Outstanding Securities, by Act of said Holders delivered to the Issuers and the Trustee, the Issuers, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1)           change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the rate of interest thereon or payable upon the redemption thereof, or change the coin or currency in which any Security or any interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2)           reduce the percentage in principal amount at maturity of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

(3)           modify any of the provisions of this Section, Section 1021 or Article Five, except to increase the percentage of Outstanding Securities required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security, or

(4)           amend, change or modify the redemption provisions of this Indenture or the Securities or the obligation of the Issuers to make and consummate an Excess Proceeds Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.  EXECUTION OF SUPPLEMENTAL INDENTURES.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.  EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.  CONFORMITY WITH TRUST INDENTURE ACT.

Every Supplemental Indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.  REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Issuers shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Securities.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 907.  NOTICE OF SUPPLEMENTAL INDENTURES.

Promptly after the execution by the Issuers and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Issuers shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.  Failure to provide such notice shall not affect the validity of such amendment.

ARTICLE TEN

COVENANTS

SECTION 1001.  PAYMENT OF PRINCIPAL AND INTEREST.

The Issuers covenant and agree for the benefit of the Holders that they will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

The Issuers will maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served.  The office of Wilmington Trust Company at 1100 North Market Street, Wilmington, Delaware 19890, shall be such office or agency of the Issuers, unless the Issuers shall designate and maintain some other office or agency for one or more of such purposes.  The Issuers will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the

Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

The Issuers may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in The City of New York for such purposes.  The Issuers will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 1003.  MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

If the Issuers shall at any time act as their own Paying Agent, they will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuers shall have one or more Paying Agents for the Securities, they will, on or before 10:00 a.m. (New York City time) two business days prior to the due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of such action or any failure so to act.

Each amount payable according to the preceding paragraph shall be paid unconditionally by credit transfer in the payment currency and in same day, freely transferable cleared funds no later than 10:00 a.m. (New York City time) on the relevant day to such account at such bank as the Paying Agent may from time to time specify for such purpose by written notice to the Issuers at least two business days prior to the date on which the Issuers must effectuate such wire transfer.  The Issuers shall before 10:00 a.m. on the second business day prior to the day on which the Paying Agent receives payment, procure that the bank effecting payment for it confirm by telex or SWIFT MT100 message to the Paying Agent the payment instructions relating to such payment.

The Issuers will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)           hold all sums held by it for the payment of the principal of or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)           give the Trustee notice of any default by the Issuers (or any other obligor upon the Securities) in the making of any payment of principal or interest; and

(3)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuers on Issuer Request, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 1004.  CORPORATE EXISTENCE.

Subject to Article Eight, the Issuers will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Issuers and each Subsidiary; provided, however, that the Issuers shall not be required to preserve any such right or franchise, or the existence of any Subsidiary, if the Board of Directors of an Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Issuer and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders; provided further that UPC Polska Finance may dissolve or liquidate or merge with or into the Company to the extent otherwise permitted hereunder.

SECTION 1005.  PAYMENT OF TAXES AND OTHER CLAIMS.

The Issuers will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon an Issuer or any Subsidiary or upon the income, profits or property of an Issuer or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of an Issuer or any Subsidiary; provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1006.  MAINTENANCE OF PROPERTIES.

The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1007.  INSURANCE.

The Company will at all times keep all of its and its Subsidiaries’ properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

SECTION 1008.  STATEMENT BY OFFICERS AS TO DEFAULT.

(a)           The Issuers will deliver to the Trustee, within 120 days after the end of each fiscal year and within 45 days after the end of each fiscal quarter (other than the last fiscal quarter of a year), a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of such Issuer’s compliance with all conditions and covenants under this Indenture.  For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)           When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of an Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $5,000,000), such Issuer shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officer’s Certificate specifying such event, notice or other action within five Business Days of its occurrence.

SECTION 1009.  PROVISION OF FINANCIAL STATEMENTS AND REPORTS.

Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission (if permitted by Commission practice and applicable law and regulations) the annual reports, quarterly reports and other documents which are required to be filed with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) required by such Section 13(a) or 15(d) of the Exchange Act regardless of whether the Company is required to file such documents. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the Commission) (i) transmit (or cause to be transmitted) by mail to all holders of Securities, as their names and addresses appear in the applicable Security Register, without cost to such holders, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted by Commission practice or applicable law or regulations, promptly upon written request supply copies of such documents to any holder of Securities.

SECTION 1010.  LIMITATION ON ADDITIONAL INDEBTEDNESS.

(a)           The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to incur, contingently or otherwise, any Indebtedness, except for Permitted Indebtedness; provided, that the Company will be permitted to incur Indebtedness if after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), the ratio of (x) Total Consolidated Indebtedness outstanding as of the date of such incurrence to (y) Pro Forma Consolidated Operating Cash Flow would be greater than zero and less than or equal to 4 to 1.

(b)           The Company will not issue any Subordinated Indebtedness unless such Indebtedness by its terms expressly prohibits the payment by the Company of any assets or securities (including Common Stock) to the holders of such Subordinated Indebtedness prior to the payment in full of the Securities in the event of a bankruptcy or reorganization.

(c)           UPC Polska Finance will not incur any Indebtedness other than Indebtedness under the Securities or this Indenture.

SECTION 1011.  LIMITATION ON RESTRICTED PAYMENTS.

(a)           The Company will not take, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

(i)            declare or pay any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock (other than Redeemable Capital Stock) of the Company);

(ii)           purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company (other than any such Capital Stock owned by the Company or a Restricted Subsidiary) or any Affiliate of the Company (other than any Restricted Subsidiary);

(iii)          make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness of the Company (other than any Subordinated Indebtedness held by a Restricted Subsidiary);

(iv)          make any Investment (other than a Permitted Investment) in any Person (other than an Investment by the Company or a Restricted Subsidiary in either (1) a Restricted Subsidiary or the Company or (2) a Person that becomes a Restricted Subsidiary as a result of such Investment);

(v)           create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than guarantees of any Indebtedness of any Restricted Subsidiary by the Company or any Restricted Subsidiary); or

(vi)          declare or pay any dividend or any other distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (1) dividends or distributions paid to the Company or a Restricted Subsidiary and/or (2) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders, provided that such dividends or distributions do not in the aggregate exceed the minority stockholders’ pro rata share of such Restricted Subsidiaries’ net income from the first day of the fiscal quarter beginning immediately following the Issue Date);

(such payments or other actions described in (but not excluded from) clauses (i) through (vi) are collectively referred to as “Restricted Payments”), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment: (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the proviso of Section 1010(a); and (3) the aggregate amount of all Restricted Payments declared or made after the Issue Date would not exceed an amount equal to the sum of: (A) the difference between (x) the Cumulative Available Cash Flow determined at the time of such proposed Restricted Payment and (y) the product of (I) 1.5 and (II) the cumulative Consolidated Interest Expense of the Company determined for the period commencing on the Issue Date and ending on the last day of the latest fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment (or if such difference shall be a negative number, minus 100% of such number), plus (B) the aggregate Net Cash Proceeds received by the Company either as capital contributions to the Company after the Issue Date or from the issue or sale (other than to a Restricted Subsidiary) of Capital Stock of the Company (other than Redeemable Capital Stock) on or after the Issue Date, excluding in each case any Net Cash Proceeds that are, promptly following receipt, invested in accordance with clause (ii), (iii) or (vi) of clause (b) below and except to the extent such Net Cash Proceeds are used to incur Indebtedness pursuant to clause (i) of the definition of Permitted Indebtedness, plus (C) the aggregate Net Cash Proceeds received by the Company on or after the Issue Date from the issuance or sale (other than to a Restricted Subsidiary) of debt securities or Redeemable Capital Stock of the Company that have been converted into or exchanged for Capital Stock (other than Redeemable Capital Stock) of the Company to the extent such securities were originally sold for cash, together with the aggregate Net Cash Proceeds received by the Company (other than from a Restricted Subsidiary) at the time of such conversion or exchange, plus (D) in the case of the disposition or repayment of any

Investment (other than through share leasing arrangements) constituting a Restricted Payment made after the Issue Date (other than in the case contemplated by clause (E) hereof) an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment, plus (E) in the case of Investments (other than through share leasing arrangements) made in any Person other than a Restricted Subsidiary, an amount equal to the lesser of the Fair Market Value of such Investments and the total amount of such Investments constituting Restricted Payments if and when such Person becomes a Restricted Subsidiary less any amounts previously credited pursuant to clause (D).

For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

(b)           The provisions of this covenant shall not prohibit, so long as, with respect to clauses (ii) through (vi), (viii) and (ix) below, no Default or Event of Default shall have occurred and be continuing:

(i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof if at such date of declaration such payment complied with the provisions of this Indenture;

(ii) the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, shares of Capital Stock of the Company (other than Redeemable Capital Stock);

(iii) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness made by exchange for, or out of the net cash proceeds of, a substantially concurrent issue or sale (other than to a Restricted Subsidiary) of (1) Capital Stock (other than Redeemable Capital Stock) of the Company or (2) other Subordinated Indebtedness so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is subordinated to the Securities to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new Subordinated Indebtedness has an Average Life longer than the Average Life of the Securities and a final Stated Maturity of principal later than the Stated Maturity of principal of the Securities;

(iv) the extension by the Company and its Restricted Subsidiaries of trade credit to Unrestricted Subsidiaries, represented by accounts receivable, extended on usual and customary terms in the ordinary course of business;

(v) Investments in a Person (other than a Restricted Subsidiary) that operates or has been formed to operate a Cable/Telecommunications Business or that holds a license to operate a Cable/Telecommunications Business in an amount not to exceed $5 million (or the U.S. Dollar Equivalent thereof) at any one time outstanding;

(vi) Investments (other than through share leasing arrangements) in any Person promptly made with the proceeds of a substantially concurrent issue or sale of Capital Stock (other than Redeemable Capital Stock) of the Company;

(vii) the payment of reasonable and customary regular compensation and fees to directors of an Issuer or any Restricted Subsidiary who are not employees of such Issuer or any Restricted Subsidiary;

(viii) Investments in a Person (including any Management Company or any Unrestricted Subsidiary) that produces or has been formed to produce television programming or operates a business reasonably related thereto in an amount not to exceed $5 million (or the U.S. Dollar Equivalent thereof) in any year and not to exceed $10 million (of the U.S. Dollar Equivalent thereof) at any one time outstanding;

(ix) any other Restricted Payments in an aggregate amount not to exceed $1.0 million (or, if non-U.S. Dollar denominated, the U.S. Dollar Equivalent thereof) at any one time outstanding.

In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (v), (vi), (viii) and (ix) above shall be included as Restricted Payments.

SECTION 1012.  LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

(a)           The Company will not and will not permit any Restricted Subsidiary to issue or sell any shares of Capital Stock of a Restricted Subsidiary (other than to the Company or a Restricted Subsidiary); provided, however, that this covenant shall not prohibit (i) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary in compliance with the other provisions of this Indenture, (ii) issuances or sales of Common Stock of a Restricted Subsidiary if (x) the proceeds of such issuance or sale are applied in accordance with Section 1017 and (y) immediately after giving effect thereto, the Company and its other Restricted Subsidiaries own no less than 51% of the outstanding Voting Stock of such Restricted Subsidiary, (iii) issuances or sales of Capital Stock of any Restricted Subsidiary in connection with a Cable/Telecommunications Acquisition, or (iv) the ownership by directors of directors’ qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.

(b)           The Company will not permit the direct or indirect ownership of the Company or any Restricted Subsidiary in the Capital Stock of any Management Company to fall below the lesser of (i) the maximum ownership percentage permitted by applicable law and (ii) 51% of the outstanding Capital Stock of such Management Company, provided, that any increase in such ownership of the Capital Stock of any Management Company required by any change in applicable law shall not be required to be completed prior to 365 days from the effective date of such change in applicable law, provided further, that the Company and the Restricted Subsidiaries may sell all, but not less than all, of their Capital Stock of any Management Company in accordance with the provisions of Section 1017.

SECTION 1013.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

(a)           The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless (i) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm’s-length transaction with unrelated third parties who are not Affiliates, (ii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $5 million, the Company shall have delivered an Officer’s Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the Directors of the Board of Directors of the Company concluding that such transaction complies with clause (i) above, and (iii) with respect to any transaction or series of related transactions including aggregate consideration in excess of $15 million, the Company shall obtain an opinion as to the fairness of such Transaction to the Company from a financial point of view from a nationally recognized investment banking firm (or if an investment banking firm is generally not qualified to give such an opinion, by a nationally recognized appraisal firm or accounting firm); provided, however, that this provision will not restrict (1) any transaction by the Company or any Restricted Subsidiary with an Affiliate directly related to the purchase, sale or distribution of products in the ordinary course of business, including, without limitation, transactions related to the purchase, sale or distribution of programming, subscriber management services, transmission services and services related to the publication of programming guides, provided, that such transaction is determined in good faith by the Board of Directors of the Company to be fair and reasonable (2) the Company from paying reasonable and customary regular compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary, including, without limitation, any such fees which the Company has agreed to pay to any director pursuant to an agreement in effect on the Issue Date and listed on Schedule A to this Indenture, (3) the payment of compensation (including stock options and other incentive compensation) to officers and other employees the terms of which are approved by the Board of Directors of the Company, (4) any transactions pursuant to a Management Agreement, (5) the Company or any Restricted Subsidiary from making any Restricted Payment in compliance with Section 1011, (6) (x) transactions pursuant to any Management Agreement, Overhead Agreement or Service Agreement that is entered into prior to the Issue Date and is listed in Schedule A to this Indenture; or (y) transactions pursuant to any Organizational Contract, Overhead Agreement or

Service Agreement that is entered into after the Issue Date and has substantially identical terms as, and is no less favorable to the Company or any Restricted Subsidiary than, the Organizational Contracts, Overhead Agreements or Service Agreements, as the case may be, listed in Schedule A to this Indenture or, (7) amendments, modifications or alterations of Management Agreements, Organizational Contracts, Overhead Agreements and Service Agreements under (b) below.

(b)           The Company will not, and will not permit any Restricted Subsidiary to, amend, modify, or in any way alter the terms of any Management Agreement, Organizational Contract, Overhead Agreement or Service Agreement in a manner materially adverse to the Company other than (i) by adding new Restricted Subsidiaries to a Management Agreement, (ii) substituting one Restricted Subsidiary in place of another Restricted Subsidiary under an Organizational Contract, (iii) amendments, modifications or alterations required by applicable law, (iv) amendments, modifications or alterations made to increase the Company’s control over, or interest in, any Management Company or (v) amendments, modifications or alterations that are approved by a majority of the Disinterested Directors of the Board of Directors of the Company as not materially adverse to the Company.

SECTION 1014.  LIMITATION ON LIENS.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, on or with respect to any of its property or assets, whether owned at the date of this Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Subordinated Indebtedness, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the Securities are equally and ratably secured.

SECTION 1015.  LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS BY SUBSIDIARIES.

(a)           The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of payment of the Securities by such Restricted Subsidiary on a basis senior to any guarantee of Subordinated Indebtedness or at least pari passu with any guarantee of Pari Passu Indebtedness; provided, that this paragraph (a) shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary (and was not incurred in contemplation of such Person becoming a Restricted Subsidiary), or (ii) any guarantee of any Restricted Subsidiary of Senior Bank Indebtedness.

(b)           Notwithstanding the foregoing, any guarantee of the Securities created pursuant to the provisions described in the foregoing paragraph (a) shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person who is not an Affiliate of the Company, of all of the Company’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture), or (ii) the release by the holders of the Indebtedness of the Company described in the preceding paragraph of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except by or as a result of payment under such guarantee), at a time when (A) no other Indebtedness of the Company has been guaranteed by such Restricted Subsidiary or (B) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

SECTION 1016.  PURCHASE OF SECURITIES UPON A CHANGE OF CONTROL.

If a Change of Control shall occur at any time, then each holder of Securities shall have the right to require that the Issuers purchase such holder’s Securities, in whole or in part in integral multiples of $1,000 principal amount at maturity, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 100% of the principal amount at maturity of the Securities plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below (the “Change of Control Offer”) and the other procedures set forth in this Indenture.

Within 30 days following any Change of Control, the Issuers shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Securities by first-class mail, postage prepaid, at the address of such holder appearing in the Security Register, stating, among other things, (a) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; (b) that any Security not tendered will continue to accrue interest or accrete original issue discount, as applicable; (c) that, unless the Issuers default in the payment of the purchase price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and (d) certain other procedures that a holder of Securities must follow to accept a Change of Control Offer or to withdraw such acceptance.

The Issuers will comply with the applicable tender offer rules, including Rule 14e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

The Issuers will not enter into any agreement that would prohibit the Issuers from making a Change of Control Offer to purchase the Securities or, if such Change of Control Offer is made, to pay for the Securities tendered for purchase.

SECTION 1017.  LIMITATION ON SALE OF ASSETS.

(a)           The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the Fair Market Value of the shares or assets sold (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% cash or Cash Equivalents.  Notwithstanding the preceding sentence, the Company and its Restricted Subsidiaries may consummate an Asset Sale without complying with clause (ii) of the immediately preceding sentence if at least 75% of the consideration for such Asset Sale consists of any combination of cash, Cash Equivalents and those items described in clause (b)(ii) or (b)(iii) below.

(b)           If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may use the Net Cash Proceeds thereof, within 12 months after the later of such Asset Sale or the receipt of such Net Cash Proceeds, (i) to permanently repay or prepay any then outstanding Senior Bank Indebtedness of the Company or a Restricted Subsidiary, any then outstanding Indebtedness of a Restricted Subsidiary or any other then outstanding unsubordinated Indebtedness of the Company, (ii) to invest in the Capital Stock of any Person that becomes a Restricted Subsidiary as a result of such investment or that is received in connection with a Permitted Investment made under clause (g), (h) or (i) of the definition thereof, make capital expenditures (including lease payments for one or more capital assets) or invest in other tangible assets of the Company or any Restricted Subsidiary, in each case, engaged, used or useful in the Cable/Telecommunications Business, the DTH Business or the Entertainment/Programming Business of the Company and its Restricted Subsidiaries (or enter into a legally binding agreement to do so within six months of the date on which such agreement is executed) or (iii) to invest in properties or assets that replace the properties and assets that are the subject to such Asset Sale (or enter into a legally binding agreement to do so within six months of the date on which such agreement is executed).  If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, apply or invest such Net Cash Proceeds as provided in clause (ii) or (iii) (without regard to the parenthetical contained in clauses (ii) or (iii)) above.  The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes “Excess Proceeds.”

(c)           When the aggregate amount of Excess Proceeds exceeds $5 million the Issuers shall, within 30 business days, make an offer to purchase (an “Excess Proceeds Offer”) from all holders of Securities, on a pro rata basis, in accordance with the procedures set forth below, the maximum principal amount of Securities that may be purchased with the Excess Proceeds.  The offer price shall be payable in cash in an amount equal to 100% of the principal amount of such Securities plus accrued and unpaid interest, if any (the “Offered Price”), to the date such Excess Proceeds Offer is consummated (the “Offer Date”).  To the extent that the aggregate principal amount of the Securities tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds relating thereto, the Issuers may use such additional Excess Proceeds for general corporate purposes.  If the principal amount of Securities validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Securities to be purchased will be selected on a pro rata basis.  Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset to zero.

(d)           If the Issuers become obligated to make an Excess Proceeds Offer pursuant to clause (c) above, the Securities shall be purchased by the Issuers, at the option of the holder thereof, in whole or in part in integral multiples of $1,000 on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Issuers to comply with any applicable requirements under the Exchange Act, subject to proration in the event the amount of Excess Proceeds is less than the aggregate Offered Price of all Securities tendered.

(e)           The Issuers will comply with the tender offer rules under the Exchange Act, if applicable, in connection with an Excess Proceeds Offer.

SECTION 1018.  LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions to the Company or any Restricted Subsidiary on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary or (e) guarantee Indebtedness of the Company or any Restricted Subsidiary, except in all such cases for such encumbrances or restrictions existing under or by reason of (i) any agreement or instrument in effect on the Issue Date and listed on Schedule D attached to this Indenture, (ii) applicable law or regulation (including corporate governance provisions required by applicable law and regulations of the National Bank of Poland), (iii) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, (iv) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (v) any mortgage or other Lien on real property acquired or improved by the Company or any Restricted Subsidiary after the Issue Date that prohibits transfers of the type described in (d) above with respect to such real property, (vi) with respect to a Restricted Subsidiary, an agreement that has been entered into for the sale or disposition of all or substantially all of the Company’s Capital Stock in, or substantially all the assets of, such Restricted Subsidiary, (vii) the refinancing of Indebtedness incurred under the agreements listed on Schedule D attached to this Indenture or described in clause (v) above, so long as such encumbrances or restrictions are no less favorable in any material respect to the Company or any Restricted Subsidiary than those contained in the respective agreement as in effect on the date of this Indenture, (viii) any such customary encumbrance or restriction contained in a security document creating a Lien permitted under this Indenture to the extent relating to the property or asset subject to such Lien, (ix) any agreement or instrument governing or relating to Senior Bank Indebtedness (an “Indebtedness Instrument”) if such encumbrance or restriction applies only (X) to amounts which at any point in time (other than during such periods as are described in the following clause (Y)) (1) exclude amounts due and payable (or which are to become due and payable within 30 days) in respect of the Securities or this Indenture for interest and principal (after giving effect to any realization by the Company under any applicable Currency Agreement), or (2) if paid, would result in an event described in the following clause (Y) of this sentence, or (Y) during the pendency of any event that causes, permits or, after notice or lapse of time, would cause or permit the holder(s) of the Senior Bank Indebtedness governed by the

Indebtedness Instrument to declare any such Indebtedness to be immediately due and payable or require cash collateralization or cash cover for such Indebtedness for so long as such cash collateralization or cash cover has not been provided, (x) any agreement, instrument, encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness and that do not individually, or together with all such encumbrances or restrictions, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary and (xi) with respect to clause (d) above, any license agreement entered in the ordinary course of business whereby the Company or any other Restricted Subsidiary grants a license of programming or other intellectual property to any other Person and such license agreement prohibits or encumbers the transfer of the licensed property.

SECTION 1019.  LIMITATION ON INVESTMENTS IN UNRESTRICTED SUBSIDIARIES.

The Company will not make, and will not permit any of its Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries (other than Permitted Investments) if, at the time thereof, the amount of such Investment would exceed the amount of Restricted Payments then permitted to be made pursuant to Section 1011. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (a) will be treated as the making of a Restricted Payment in calculating the amount of Restricted Payments made by the Company or a Restricted Subsidiary (without duplication under the provisions of clause (a) of paragraph (iv) of Section 1011 and (b) may be made in cash or property (if made in property, the Fair Market Value thereof as determined by the Board of Directors of the Company (whose determination shall be conclusive and evidenced by a Board Resolution) shall be deemed to be the amount of such Investment for the purpose of clause (a)).

SECTION 1020.  LIMITATION ON LINES OF BUSINESS.

(a)           The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Cable/Telecommunications Business, the Entertainment/Programming Business or the DTH Business or any business or activity reasonably related thereto, including the operation of a subscriber management or service business.

(b)           UPC Polska Finance shall not have any Subsidiaries nor shall it have any business operations or source of income of its own.

SECTION 1021.  WAIVER OF CERTAIN COVENANTS.

The Issuers may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1007 through 1020, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuers and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1022.  RELATIONSHIP OF ISSUERS.

Each Issuer, jointly and severally, covenants and agrees to be bound by the terms and conditions of this Indenture.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101.  RIGHT OF REDEMPTION.

(a)           The Securities will be redeemable at the option of the Issuers, in whole or in part, from time to time, at any time after the Issue date on not less than 15 or more than 30 days’ prior notice upon payment of the outstanding principal amount of the Securities to be redeemed, together with accrued and unpaid interest thereon, if any, to the redemption date.

(b)           The Issuers will redeem or purchase Securities in denominations of $1,000 principal amount at maturity and integral multiples thereof in accordance with the terms of this Indenture unless the Securities are in denominations of less than $1,000 principal amount at maturity.  In such events, the Securities will be redeemed or purchased in multiples of the denomination in which the Securities are then denominated.

SECTION 1102.  APPLICABILITY OF ARTICLE.

Redemption of Securities at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

The election of the Issuers to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution of each Issuer.  In case of any redemption at the election of the Issuers, the Issuers shall, at least 30 days prior to the Redemption Date fixed by the Issuers (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104.

SECTION 1104.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 30 days prior to the Redemption Date by the Trustee by such method as the Trustee shall deem fair and appropriate; provided, however, that no partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $100.

The Trustee shall promptly notify the Issuers in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 1105.  NOTICE OF REDEMPTION.

Notice of redemption shall be given in the manner provided for in Section 106 not less than 15 or more than 30 days prior to the Redemption Date, to each Holder of Securities to be redeemed at its registered address.

All notices of redemption shall state:

(1)           the Redemption Date,

(2)           the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

(3)           if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4)           in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5)           that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

(6)           the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any.

Notice of redemption of Securities to be redeemed at the election of the Issuers shall be given by the Issuers or, at the Issuers’ request, by the Trustee in the name and at the expense of the Issuers.

SECTION 1106.  DEPOSIT OF REDEMPTION PRICE.

Prior to any Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if the Issuers are acting as their own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1107.  SECURITIES PAYABLE ON REDEMPTION DATE.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuers at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 309.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

SECTION 1108.  SECURITIES REDEEMED IN PART.

Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Issuers maintained for such purpose pursuant to Section 1002 (with, if the Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

[RESERVED]

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.  ISSUERS’ OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

The Issuers may, at their option and at any time, with respect to the Securities, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

SECTION 1302.  DEFEASANCE AND DISCHARGE.

Upon the Issuers’ exercise under Section 1301 of the option applicable to this Section 1302, the Issuers shall be deemed to have been discharged from their obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 1304 are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1305 and the other Sections of this Indenture referred to in clauses (A) and (B) of this Section 1302, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due, (B) the Issuers’ obligations with respect to such Securities under Sections 304, 305, 308, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen.  Subject to compliance with this Article Thirteen, the Issuers may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Securities.

SECTION 1303.  COVENANT DEFEASANCE.

Upon the Issuers’ exercise under Section 1301 of the option applicable to this Section 1303, the Issuers shall be released from their obligations under any covenant contained in Section 801 (3) and in Sections 1007 through 1020 with respect to the Outstanding Securities on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter, “covenant defeasance”), and the Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(4), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1304.  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Securities:

(1)           The Issuers shall irrevocably deposit or cause to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in United States Dollars, (B) U.S. Government Obligations, or (C) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, or a nationally recognized investment banking firm, to pay and discharge (i) the principal of and interest on the relevant Outstanding Securities on the Stated Maturity (or upon redemption, if applicable) of such principal or installment of interest and (ii) any mandatory redemption or analogous payments applicable to the Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities.  For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

(2)           No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (8) and (9) of Section 501 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3)           Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which an Issuer is a party or by which it is bound.

(4)           In the case of an election under Section 1302, each Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the effective date of the Registration Statement there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(5)           In the case of an election under Section 1303, each Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(6)           Each Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that after the 91st day following the deposit or after the date such opinion is delivered, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

(7)           Each Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by such Issuer with the intent of preferring the Holders of the Securities over the other creditors of the Issuers with the intent of hindering, delaying or defrauding creditors of the Issuers.

(8)           Each Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with.

SECTION 1305.  DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the “Trustee”) pursuant to Section 1304 in respect of the Outstanding Securities shall be held in trust and applied by the

Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon Issuer Request any money or U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

SECTION 1306.  REINSTATEMENT.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1305; provided, however, that if the Issuers make any payment of principal of or interest on any following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and, in the case of the Issuers, attested, all as of the day and year first above written.

UPC POLSKA, INC.

[SEAL]	By:
Title:

Attest:
Title:

UPC POLSKA FINANCE, INC.

[SEAL]	By:
Title:

Attest:
Title:

WILMINGTON TRUST COMPANY

[SEAL]	By:
Title:

SCHEDULE A

EXISTING MANAGEMENT AGREEMENTS, OVERHEAD AGREEMENTS,

SERVICE AGREEMENTS AND ORGANIZATIONAL CONTRACTS

SCHEDULE B

ISSUER AND RESTRICTED SUBSIDIARY INDEBTEDNESS OUTSTANDING ON THE ISSUE DATE

SCHEDULE C

LIENS EXISTING ON THE ISSUE DATE

SCHEDULE D

AGREEMENTS NOT RESTRICTED UNDER SECTION 1018

EXHIBIT A

CUSIP No:

(Front of Security)

No.	$

UPC POLSKA, INC.

UPC POLSKA FINANCE, INC.

Senior Note due 2006

UPC POLSKA, INC. (“UPC Polska”), a Delaware corporation, and UPC POLSKA FINANCE, INC. (“UPC Polska Finance,” and together with UPC Polska, the “Issuers,” which term includes any successor under the Indenture hereinafter referred to), a Delaware corporation, for value received, promise to pay to [                ], or its registered assigns, the principal sum of [                ] ($[          ]) on [September 30, 2006].

Interest Payment Dates: [          ], and [                ], commencing [     ], 2003.

Record Dates: [                ] and [                ] (whether or not a Business Day).

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

UPC POLSKA, INC.

By:
Name:
Title:

By:
Name:
Title:

UPC POLSKA FINANCE, INC.

By:
Name:
Title:

By:
Name:
Title:

2

(Trustee’s Certificate of Authentication)

This is one of the Securities referred
to in the within-mentioned Indenture

WILMINGTON TRUST COMPANY, as Trustee

By:
Authorized Signatory

3

UPC POLSKA, INC.

UPC POLSKA FINANCE, INC.

Senior Note due 2006

1.                                       PRINCIPAL AND INTEREST

The Issuers will pay the principal of this Senior Note on [September 30, 2006].

The Issuers promise to pay cash interest on the principal amount of this Senior Note on each Interest Payment Date, as set forth below, at the rate of 9% per annum on the principal amount at maturity of $[           ] commencing on [                    ], 2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on [              , 2003] and semi-annually thereafter on [                ] and [                ] in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for.

In the case of a default in payment of the amount due at Maturity, the amount due on the Securities shall bear interest at a rate of 11% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default to the date the payment of such amount has been made or duly provided for.  Interest on any overdue principal amount shall be payable on demand.

Cash Interest on this Senior Note will accrue from the most recent date to which interest has been paid on this Senior Note or, if no interest has been paid, from [              ], 2003; provided, that if there is no existing default in the payment of interest and if this Senior Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest of 9% will be calculated on the principal amount at maturity of $[          ].

The Issuers shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at a rate per annum of [11%].

2.                                       METHOD OF PAYMENT

The Issuers will pay cash interest (except defaulted interest) on the principal amount of the Senior Notes on each [                ] and [                    ], commencing [                ], 2003, to the persons who are Holders (as reflected in the Senior Note Register at the close of business on the April 1 and October 1 immediately preceding the Interest Payment Date), in each case; provided, that with respect to the payment of principal, the Issuers will make payment to the Holder that surrenders this Senior Note to any Paying Agent on or after [             , 2006].

The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuers may pay principal and interest by its check payable in such money. The Issuers may mail an interest check to a Holder’s registered address (as reflected in the Senior Note Register). If a payment date is a

4

date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.                                       PAYING AGENT AND SENIOR NOTE REGISTRAR.

Initially, the Trustee will act as Paying Agent and Senior Note Registrar. The Issuers may change any Paying Agent or Senior Note Registrar upon written notice thereto. The Issuers, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Senior Note Registrar or co-registrar.

4.                                       INDENTURE; LIMITATIONS.

The Issuers issued the Senior Notes under an Indenture dated as of [September     ], 2003 (the “Indenture”), between the Issuers and Wilmington Trust Company, as trustee (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Senior Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Senior Note and the terms of the Indenture, the terms of the Indenture shall control.

The Senior Notes are senior unsecured obligations of the Issuers ranking pari passu in right of payment with all other existing and future unsubordinated obligations of the Issuers and senior in right of payment to any existing and future obligations of the Issuers expressly subordinated in right of payment to the Senior Notes. The Indenture limits the aggregate principal amount at maturity of the Senior Notes to $[           ].

5.                                       OPTIONAL REDEMPTION.

The Senior Notes will be redeemable at the option of the Issuers, in whole or in part, from time to time, at any time on or after the Issue Date on not less than 30 or more than 60 days’ prior notice upon payment of the outstanding principal amount of the Securities, together with accrued interest, if any, to the redemption date.

The Issuers will redeem or purchase Senior Notes in denominations of $1,000 principal amount at maturity and integral multiples thereof in accordance with the terms of the Indenture unless the Senior Notes are in denominations of less than $1,000 principal amount at maturity.  In such events, the Senior Notes will be redeemed or purchased in multiples of the denomination in which the Senior Notes are then denominated.

Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s last address as it appears in the Senior Note Register. Senior Notes in original denominations larger than $1.00 principal amount at maturity may be redeemed in part in integral multiples of $1.00 principal amount at maturity. On and after the Redemption Date, interest will cease to accrue on Senior Notes or portions of Senior Notes called for redemption, unless the Issuers default in the payment of the Redemption Price.

5

6.             REPURCHASE UPON A CHANGE IN CONTROL AND ASSET SALES.

(a) Upon the occurrence of a Change of Control, each holder of Senior Notes shall have the right to require that the Issuers purchase such holder’s Senior Notes, in whole or in part in integral multiples of $1.00 principal amount at maturity, at a purchase price in cash of 100% of the outstanding principal amount thereof on the redemption date, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates), and (b) upon the occurrence of an Asset Sale, the Issuers may be obligated to make an offer to purchase all or a portion of the outstanding Senior Notes with a portion of the Net Cash Proceeds of such Asset Sale at a redemption price of 100% of the outstanding principal amount thereof on the redemption date plus accrued and unpaid interest, if any, to the date of purchase.

7.                                       DENOMINATIONS; TRANSFER; EXCHANGE.

The Senior Notes are in registered form without coupons, in denominations of $1.00 principal amount at maturity and any integral multiple thereof. Under the Terms of the Indenture, the Issuers may convert, at its option and to the extent practical, the Senior Notes to denominations of $1,000 principal amount at maturity, so long as such conversion is not adverse to Holders. A Holder may register the transfer or exchange of Senior Notes in accordance with the Indenture. The Senior Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Senior Note Registrar need not register the transfer or exchange of any Senior Notes selected for redemption (except the unredeemed portion of any Senior Note being redeemed in part). Also, it need not register the transfer or exchange of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed is made.

8.                                       PERSONS DEEMED OWNERS.

A Holder may be treated as the owner of a Senior Note for all purposes.

9.                                       UNCLAIMED MONEY.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers at their request. After that, Holders entitled to the money must look to the Issuers for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.                                 AMENDMENT; SUPPLEMENT; WAIVER.

Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at maturity of the Senior Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the Senior Notes then outstanding. Without notice to or the

6

consent of any Holder, the parties thereto may amend or supplement the Indenture or the Senior Notes to, among other things, cure any ambiguity or inconsistency and make any change that does not materially adversely affect the rights of any Holder.

12.                                 RESTRICTIVE COVENANTS.

The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness; (ii) Restricted Payments; (iii) issuances and sales of Subsidiary stock; (iv) transactions with Affiliates; (v) Liens; (vi) guarantees of Indebtedness by Subsidiaries; (vii) purchase of Notes upon a Change of Control; (viii) Asset Sales and disposition of the proceeds thereof; (ix) dividends and other payment restrictions affecting Subsidiaries; (x) investments in Unrestricted Subsidiaries; (xi) merger and certain transfers of assets; and (xii) lines of business. At the end of each quarter and fiscal year, the Issuers must report to the Trustee on compliance with such limitations.

13.                                 SUCCESSOR PERSONS.

When a successor person or other entity assumes all the obligations of its predecessor under the Senior Notes and the Indenture, the predecessor person will be released from those obligations.

14.                                 REMEDIES FOR EVENTS OF DEFAULT.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount at maturity of the Senior Notes then outstanding, by written notice to the Issuers (and to the Trustee, if such notice is given by the Holders) may declare all the Senior Notes to be immediately due and payable and upon any such declaration all such amounts payable in respect of the Senior Notes shall become immediately due and payable. If a bankruptcy or insolvency default with respect to the Issuers or any of the Significant Subsidiaries occurs and is continuing, the Senior Notes and all such amounts payable in respect of the Senior Notes shall automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Senior Notes. Holders may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Senior Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Senior Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.                                 TRUSTEE DEALINGS WITH ISSUERS.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuers and their Affiliates as if it were not the Trustee.

16.                                 AUTHENTICATION.

This Senior Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Senior Note.

7

17.                                 ABBREVIATIONS.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

18.                                 DEFEASANCE.

The Indenture contains provisions for defeasance, at any time, of the Indebtedness represented by this Senior Note or the covenants governing the Indebtedness represented by this Senior Note, upon compliance by the Issuers with certain conditions set forth in the Indenture.

8

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                        agent to transfer this Security on the books of the Issuers.  The agent may substitute another to act for him.

9

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Senior Note purchased by the Issuers pursuant to Section 917 of the Indenture, check the Box: ☐. If you wish to have a portion of this Senior Note purchased by the Issuers pursuant to Section 917 of the Indenture, state the amount (in original principal amount) below:

$ .

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

10

EXHIBIT B

Form of Rule 144A Certificate

To:	Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890

Attention: Corporate Trust Trustee Administration

Re: UPC Polska, Inc. (the “Company”) and UPC Polska Finance, Inc. (and together with the Company, the “Issuers”) Senior Notes due [September 30, 2006] (the “Senior Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $        aggregate principal amount of Senior Notes, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). We are aware that the transfer of Senior Notes to us is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have been given the opportunity to obtain from the Issuers the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.  You and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER]

By:
Name:
Title:
Address:

Date:

EXHIBIT C

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

To:	Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Trustee Administration
Re: UPC Polska, Inc. (the “Company”) and UPC Polska Finance, Inc. (and together with the Company, the “Issuers”) Senior Notes due [September 30, 2006] (the “Senior Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[                       ] aggregate principal amount at maturity of Senior Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

(1) the offer of the Senior Notes was not made to a person in the United States;

(2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

(3) no direct selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. The terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,

[NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

Date of this Certificate:

2

ANNEX D

Capitalization of UPC Polska, Inc.

a. Capital Stock or other security of UPC Polska that is authorized, issued and outstanding:

1,000 shares of capital stock, par value $0.01 per share, owned by UPC Telecom B.V.

b. Outstanding or authorized options, warrants, call, preemptive rights, subscriptions or other rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, agreements, arrangements commitments or claims of any character, contingent or otherwise, relating to the issued or unissued capital stock of UPC Polska or obligating UPC Polska to issue, transfer or sell or casue to be issued, transferred or sold any capital stock or other equity interests in UPC Polska or securities convertible into or exchangeable for such shares or equity interests, or obligating UPC Polska to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, convertible or exchangeable security, agreement, arrangement, commitment or claim:

None.

c. Outstanding contractual obligations of UPC Polska to repurchase, redeem or otherwise acquire any capital stock of UPC Polska:

None.

Schedule 1.1

Affiliate Indebtedness

Affiliate Indebtedness – Approximate Amounts as of May 31, 2003

1. UPC Operations B.V.	$4.4 million

Schedule 2.5

Critical Creditors

Critical Creditors – as of May 31, 2003

None

Schedule 2.6

General Unsecured Creditors

General Unsecured Creditors – Approximate Amounts as of May 31, 2003

1.                                       Reece Communications - $6.3 million (loan plus interest)

UPC Polska also has the following regular suppliers that may become General Unsecured Creditors from time to time and whose claims are expected to be paid in full in the ordinary course of business prior to the Filing Date:(1)

2.                                       Baker & McKenzie - $250,000

3.                                       KPMG Polska Sp. z o.o. - $200,000

4.                                       Merrill Corporation - $0

5.                                       Holme Roberts & Owen, LLP - $50,000

6.                                       Deutsche Bank Trust Company Americas - $0

7.                                       Cahill Gordon & Reindel LLP - $59,225

8.                                       FTI Consulting, Inc. - $100,000

9.                                       Pricewaterhouse Coopers Polska Sp. z o.o. - $40,000

10.                                 KPMG LLP - $50,000

(1) Approximate amounts are as of May 31, 2003.

Schedule 6.4(a)

Claims and Interests in UPC Polska, Inc. owned by UPC Telecom B.V. – as of May 31, 2003

1.               UPC Polska common stock- 1,000 shares of capital stock, par value $0.01 per share

2.               UPC Polska Notes- $76.7 million (accreted value)

3.               Telecom Pari Passu Notes- $255.2 (principal plus accrued interest)

4.               Telecom Junior Notes- $206.4 million (principal plus accrued interest)

Schedule 6.4(b)

Claims and Interests in UPC Polska, Inc. owned by Belmarken Holding B.V. – as of May 31, 2003

1.               Belmarken Notes- $15.6 million (principal plus accrued interest)

Schedule 7.4

Claims and Interests in UPC Polska, Inc. owned by Participating Noteholders – as of May 31, 2003

	As of 31 May 2003
	Principal ($mm)				Accreted ($mm)
	2008	2009	Series C	TOTAL	2008	2009	Series C	TOTAL

GoldenTree Asset Management LLC	61.350	53.618	0.0	114.968	60.3	47.3	0.0	107.6
MacKay Shields LLC	51.600	0.000	0.0	51.600	50.7	0.0	0.0	50.7
Strong Capital Management, Inc.	20.050	12.850	0.0	32.900	19.7	11.3	0.0	31.1
Morgan Stanley Investment Management LLC(1)	0.000	0.000	36.001	36.001	0.0	0.0	21.3	21.3
Deutsche Bank	8.400	35.093	0.0	43.493	8.3	31.0	0.0	39.2
Goldman Sachs & Co.	5.000	0.000	0.0	5.000	4.9	0.0	0.0	4.9
Goldman Sachs International	5.000	0.000	0.0	5.000	4.9	0.0	0.0	4.9

Total	151.4	101.6	36.0	289.0	148.9	89.6	21.3	259.8

(1) Purchased entire amount at issue.

i

ii

iii

Exhibit 99.1

UPC POLSKA INC ANNOUNCES DEFINITIVE AGREEMENT BETWEEN MAIN CREDITORS OF COMPANY FOR RESTRUCTURING ITS BALANCE SHEET

June 20, 2003: UPC Polska Inc. (“UPC Polska” or “the Company”) a financial holding company organised under the laws of the State of Delaware USA, today announces that a binding agreement has been reached with creditors, holding approximately 86% of the Company’s total debt, in support of a judicially supervised restructuring of the balance sheet of UPC Polska.

These creditors include (i) an ad-hoc committee of bondholders, (“Polska Bondholder Committee”) holding approximately 68% of UPC Polska’s publicly tradeable bonds, and (ii) UPC Telecom B.V. (“UPC Telecom”) and Belmarken Holding B.V., (“Belmarken” and together with UPC Telecom the “UPC Subsidiaries”), which are wholly-owned subsidiaries of United Pan Europe Communications N.V. (“UPC N.V.”)  and together hold approximately USD 77 million of UPC Polska’s bonds and substantially all of the other indebtedness of the company.

This process is entirely separate from the restructuring nearing completion at the UPC N.V. level and should not affect the completion of that restructuring in any way.

If implemented the agreed restructuring will reduce UPC Polska’s indebtedness by approximately USD 876 million, or 93%, as at May 31, 2003, substantially delevering the Company’s balance sheet. The restructuring agreement calls for the following indebtedness to be cancelled:

•       All of the publicly tradeable UPC Polska Senior Discount Notes due 2009 (the “‘09 Notes”), UPC Polska Series C Senior Discount Notes due 2008 (the “Series C Notes”) and the UPC Polska Senior Discount Notes due 2008 (the “‘08 Notes” and together with the ‘09 Notes and the Series C Notes, the “Polska Notes”), held by third parties, together approximately USD 373 million in accreted value;

•       All of the loans and affiliated debt (other than the Polska Notes) held by UPC Subsidiaries, (approximately USD 482 million) in principal amount plus accrued interest;

•       All of the Polska Notes held by UPC Telecom, approximately USD 77 million in accreted value; and,

•       Other UPC Polska debt USD 6 million in principal amount at stated maturity.

In exchange for canceling the above mentioned debt, the third party bondholders (holders of the Polska Notes excluding UPC Telecom) will receive USD 80 million in cash and USD 60 million in new 9.0% Senior Notes due 2006 (the “New Senior Notes”).  The UPC Subsidiaries will receive USD 15 million in cash and 100% of the newly issued common stock of reorganised UPC Polska in exchange for the cancellation of their claims.  The UPC Subsidiaries will not receive any consideration for their existing equity interest in UPC Polska.  As of May 31, 2003, third party creditors held approximately 52% of the pari passu senior debt of UPC Polska and the UPC Subsidiaries held the remaining 48% of pari passu senior debt.  Upon completion of the proposed UPC Polska recapitalisation, the New Senior Notes will be the only long-term debt in UPC Polska.

The restructuring agreement contemplates that the UPC Polska recapitalisation will be effected through a pre-negotiated plan of reorganisation implemented through Chapter 11 proceedings in the U.S. courts.  The restructuring contemplated by the agreement is subject to various closing conditions.

Simon Boyd, CEO of UPC Polska, said “I am pleased to announce this first step in the restructuring of the UPC Polska balance sheet. Presented with an opportunity to recapitalise the company, the board of UPC

Polska felt it was appropriate to reduce our outstanding indebtedness, in order to bring our capital structure in line with our current business strategy and growth prospects.”

The proposed restructuring is for UPC Polska only. The restructuring of the UPC Polska balance sheet is not expected to impact the day-to-day operations of UPC Polska’s operating subsidiaries, (or UPC N.V.), and it should be business as usual for customers, employees, suppliers and creditors of those subsidiaries. The restructuring will put UPC Polska in a significantly stronger financial position. The restructuring is expected to be completed by the end of 2003.

Please note that as a separate matter UPC Polska’s subsidiary Poland Communications Inc (“PCI”) will fulfill its repayment obligation of approximately USD 14.5m in principal amount under the PCI Notes maturing on November 1, 2003. On March 24, 2003, UPC Polska deposited funds to be held in trust with the indenture trustee to pay and discharge the PCI Notes plus accrued interest at maturity. The repayment of the PCI Notes is therefore separate from the restructuring contemplated in this press release.

UPC Polska will today file a copy of the Restructuring Agreement with the U.S. Securities and Exchange Commission in a report on Form 8-K. For further information regarding the restructuring of UPC Polska please visit the Company’s web site at www.upc-polska.com.

UPC Polska Inc. through its Polish subsidiaries, operates one of the largest cable systems in Poland with approximately 1,869,000 homes passed and 1 million subscribers at the end of March 2003. The Company is 100% owned by a subsidiary of UPC N.V. which is one of the leading broadband communications and entertainment companies in Europe. Through its broadband networks, UPC N.V. provides television, Internet access, telephony and programming services. UPC N.V.’s shares are traded on Euronext Amsterdam Exchange (UPC) and in the United States on the Over The Counter Bulletin Board (UPCOY). UPC N.V. is majority owned by UnitedGlobalCom, Inc. (NASDAQ: UCOMA).

NOTE: Except for historical information contained herein, this release contains forward looking statements based upon management’s beliefs, as well as assumptions made by and data currently available to management.  These forward looking statements are based on a variety of assumptions that may not be realised and are subject to significant business, economic, judicial and competitive risks and uncertainties, many of which are beyond UPC Polska’s control.  These risks and uncertainties could cause actual events and UPC Polska’s liquidity, capital resources, financial condition and results of operations to differ materially from those expressed or implied by these statements.  These risks and uncertainties include, but are not limited to, UPC Polska’s ability to continue as a going concern, UPC Polska’s ability to restructure its outstanding indebtedness on a satisfactory and timely basis, UPC Polska’s ability to develop, confirm and consummate the plan of reorganisation under the US bankruptcy code, any ramifications of any restructuring, risks associated with third parties, taking actions inconsistent with, or detrimental to the consummation of the plan of reorganisation, potential adverse developments with respect to UPC Polska’s financial condition, liquidity, cashflows or results of operations, the acceptance and continued use by subscribers and potential subscribers of UPC Polska’s services, changes in the technology and competition, UPC Polska’s ability to achieve expected operational efficiencies and economies of scale and UPC Polska’s ability to generate expected revenue and achieve assumed margins, as well as other factors detailed from time to time in UPC Polska’s filings with the US Securities and Exchange Commission.

This press release shall not constitute an offer to exchange or sell, or the solicitation of an offer to exchange or buy any securities of UPC Polska, or a solicitation of any votes in favor of the plan of reorganisation, nor shall there be any exchange or sale of securities of UPC Polska or solicitation of votes in favor of the plan of reorgainisation in any jurisdiction in which such offer, exchange, sale or solicitation would be unlawful.

For further information, please contact:

Claire Appleby	Bert Holtkamp
UPC Investor Relations	UPC Corporate Communications
+ 44 (0) 207 647 8233	+ 31 (0) 20 778 9447
Email: ir@upccorp.com	Email: corpcomms@upccorp.com

NBS Public Relations
Marek Kuderski
+ 48 (0) 22 826 7418

Citigate Dewe Rogerson
Toby Moore
+ 44 (0) 7768 981 763